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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              SUMMIT DESIGN, INC.

                             HOOD ACQUISITION CORP.

                                      AND

                                  ORCAD, INC.

                         DATED AS OF SEPTEMBER 20, 1998
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                               TABLE OF CONTENTS
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

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ARTICLE I
                       THE MERGER.............................................................................           1
            1.1        The Merger.............................................................................           1
            1.2        Effective Time; Closing................................................................           1
            1.3        Effect of the Merger...................................................................           2
            1.4        Certificate of Incorporation; Bylaws...................................................           2
            1.5        Directors and Officers.................................................................           2
            1.6        Effect on Capital Stock................................................................           2
            1.7        Surrender of Certificates..............................................................           3
            1.8        No Further Ownership Rights in OrCAD Common Stock......................................           4
            1.9        Lost, Stolen or Destroyed Certificates.................................................           4
           1.10        Tax and Accounting Consequences........................................................           5
           1.11        Taking of Necessary Action; Further Action.............................................           5

ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF OrCAD................................................           5
            2.1        Organization of OrCAD..................................................................           5
            2.2        OrCAD Capital Structure................................................................           6
            2.3        Obligations With Respect to Capital Stock..............................................           6
            2.4        Authority..............................................................................           6
            2.5        SEC Filings; OrCAD Financial Statements................................................           7
            2.6        Absence of Certain Changes or Events...................................................           8
            2.7        Tax and Other Returns and Reports......................................................           8
            2.8        Title to Properties; Absence of Liens and Encumbrances.................................          10
            2.9        Intellectual Property..................................................................          10
           2.10        Compliance; Permits; Restrictions......................................................          12
           2.11        Litigation.............................................................................          12
           2.12        Brokers' and Finders' Fees.............................................................          13
           2.13        Employee Matters and Benefit Plans.....................................................          13
           2.14        OrCAD Employees; Labor Matters.........................................................          15
           2.15        Environmental Matters..................................................................          16
           2.16        Agreements, Contracts and Commitments..................................................          16
           2.17        Pooling of Interests...................................................................          17
           2.18        Change of Control Payments.............................................................          17
           2.19        Statements; Proxy Statement/Prospectus.................................................          18
           2.20        Board Approval.........................................................................          18
           2.21        Fairness Opinion.......................................................................          18
           2.22        Section 203 of the Delaware Law Not Applicable.........................................          18
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ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF SUMMIT AND MERGER SUB................................          18
            3.1        Organization of Summit.................................................................          18
            3.2        Summit Capital Structure...............................................................          19
            3.3        Obligations With Respect to Capital Stock..............................................          20
            3.4        Authority..............................................................................          20
            3.5        SEC Filings; Summit Financial Statements...............................................          21
            3.6        Absence of Certain Changes or Events...................................................          22
            3.7        Tax and Other Returns and Reports......................................................          22
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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            3.8        Title to Properties; Absence of Liens and Encumbrances.................................          23
            3.9        Intellectual Property..................................................................          23
           3.10        Compliance; Permits; Restrictions......................................................          25
           3.11        Litigation.............................................................................          25
           3.12        Brokers' and Finders' Fees.............................................................          25
           3.13        Employee Matters and Benefit Plans.....................................................          26
           3.14        Summit Employees; Labor Matters........................................................          28
           3.15        Environmental Matters..................................................................          28
           3.16        Agreements, Contracts and Commitments..................................................          29
           3.17        Pooling of Interests...................................................................          30
           3.18        Change of Control Payments.............................................................          30
           3.19        Statements; Proxy Statement/Prospectus.................................................          30
           3.20        Board Approval.........................................................................          30
           3.21        Fairness Opinion.......................................................................          31
           3.22        Section 203 of the Delaware Law Not Applicable.........................................          31


ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME....................................................          31
            4.1        Conduct of Business....................................................................          31
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ARTICLE V
                       ADDITIONAL AGREEMENTS..................................................................          33
            5.1        Registration...........................................................................          33
            5.2        Meeting of Stockholders................................................................          34
            5.3        Confidentiality; Access to Information.................................................          34
            5.4        No Solicitation By OrCAD...............................................................          35
            5.5        No Solicitation By Summit..............................................................          36
            5.6        Public Disclosure......................................................................          38
            5.7        Legal Requirements.....................................................................          38
            5.8        Third Party Consents...................................................................          38
            5.9        Notification of Certain Matters........................................................          38
           5.10        Best Efforts and Further Assurances....................................................          38
           5.11        Stock Options..........................................................................          39
           5.12        Form S-8...............................................................................          39
           5.13        Nasdaq Listing.........................................................................          39
           5.14        OrCAD Affiliate Agreement..............................................................          40
           5.15        Summit Affiliate Agreement.............................................................          40
           5.16        Comfort Letter.........................................................................          40
           5.17        Pooling................................................................................          40
           5.18        Continue Nasdaq Quotation..............................................................          40
           5.19        OrCAD 401(k) Plan......................................................................          40

ARTICLE VI
                       CONDITIONS TO THE MERGER...............................................................          40
            6.1        Conditions to Obligations of Each Party to Effect the Merger...........................          40
            6.2        Additional Conditions to Obligations of OrCAD..........................................          41
            6.3        Additional Conditions to the Obligations of Summit and Merger Sub......................          42
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER......................................................          43
            7.1        Termination............................................................................          43
            7.2        Notice of Termination; Effect of Termination...........................................          44
            7.3        Fees and Expenses......................................................................          45
            7.4        Amendment..............................................................................          46
            7.5        Extension; Waiver......................................................................          46

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ARTICLE VIII
                       GENERAL PROVISIONS.....................................................................          47
            8.1        Non-Survival of Representations and Warranties.........................................          47
            8.2        Notices................................................................................          47
            8.3        Interpretation; Knowledge..............................................................          48
            8.4        Counterparts...........................................................................          48
            8.5        Entire Agreement; Third Party Beneficiaries............................................          48
            8.6        Severability...........................................................................          48
            8.7        Other Remedies; Specific Performance...................................................          48
            8.8        Governing Law..........................................................................          48
            8.9        Rules of Construction..................................................................          49
           8.10        Assignment.............................................................................          49
           8.11        Waiver of Jury Trial...................................................................          49
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                               INDEX OF EXHIBITS

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Exhibit A  Form of OrCAD Voting Agreement
Exhibit B  Form of Summit Voting Agreement
Exhibit C  Form of OrCAD Affiliate Agreement
Exhibit D  Form of Summit Affiliate Agreement
Exhibit E  Board Composition
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                                       iv
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                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of September 20, 1998, by and among Summit Design, Inc., a Delaware corporation ("SUMMIT"), Hood Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Summit ("MERGER SUB"), and OrCAD, Inc. a Delaware corporation ("ORCAD").

                                    RECITALS

    A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Summit and OrCAD intend to enter into a business combination transaction.

    B. The Board of Directors of OrCAD (the "ORCAD BOARD") (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of OrCAD and in the best interests of OrCAD and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of OrCAD adopt and approve this Agreement and approve the Merger.

    C. The Board of Directors of Summit (the "SUMMIT BOARD") (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Summit and in the best interests of Summit and its stockholders,
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Summit approve the issuance of shares of Summit Common Stock (as defined in Section 1.6(a)) to the stockholders of OrCAD pursuant to the terms of the Merger.

    D. Concurrently with the execution of this Agreement, and as a condition and inducement to OrCAD's and Summit's willingness to enter into this Agreement, certain affiliates of OrCAD and Summit are entering into Voting Agreements in substantially the form attached hereto as EXHIBIT A and EXHIBIT B, respectively.

    E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    F. The parties intend for the Merger to qualify for accounting treatment as a pooling of interests.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into OrCAD (the "MERGER"), the separate corporate existence of Merger Sub shall cease and OrCAD shall continue as the surviving corporation. OrCAD as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The

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closing of the Merger (the "CLOSING") shall take place at the offices of Ater
Wynne LLP, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of OrCAD and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of OrCAD and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

        (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; PROVIDED, HOWEVER, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be OrCAD, Inc.

        (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Bylaws.

    1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

    1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, OrCAD or the holders of any of the following securities:

        (a) CONVERSION OF ORCAD COMMON STOCK. Each share of Common Stock, $0.01 par value per share, of OrCAD (the "ORCAD COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of OrCAD Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 1.05 (the "EXCHANGE RATIO") share of Common Stock, par value $0.01 per share, of Summit (the "SUMMIT COMMON STOCK") upon surrender of the certificate representing such share of OrCAD Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

        (b) CANCELLATION OF ORCAD-OWNED STOCK. Each share of OrCAD Common Stock held by OrCAD or owned by Merger Sub, Summit or any direct or indirect wholly-owned subsidiary of OrCAD or of Summit immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (c)  STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN.  At the Effective
    Time: (x) all options to purchase OrCAD Common Stock then outstanding under OrCAD's 1991 Non-Qualified Stock Option Plan (the "1991 PLAN"), OrCAD's 1995 Stock Incentive Plan (the "1995 INCENTIVE PLAN"), OrCAD's 1995 Stock Option Plan (the "1995 PLAN") and OrCAD's 1995 Stock Option Plan for Non-Employee Directors (the "DIRECTORS' PLAN" and collectively, the "ORCAD STOCK OPTION PLANS") shall be assumed by Summit in accordance with Section 5.11 hereof; and (y) rights outstanding under OrCAD's 1996 Employee Stock Purchase Plan (the "ORCAD ESPP") shall be treated as set forth in Section 5.11.

        (d) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

        (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Summit Common Stock or OrCAD Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Summit Common Stock or OrCAD Common Stock occurring on or after the date hereof and prior to the Effective Time.

        (f) FRACTIONAL SHARES. No fractional shares of Summit Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of OrCAD Common Stock who would otherwise be entitled to a fraction of a share of Summit Common Stock (after aggregating all fractional shares of Summit Common Stock that otherwise would be received by such holder) shall receive from Summit an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, MULTIPLIED BY (ii) the average closing price of one share of Summit Common Stock for the ten (10) most recent days that Summit Common Stock has traded ending on and including the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

        1.7  SURRENDER OF CERTIFICATES.

        (a) EXCHANGE AGENT. Summit shall select an institution reasonably acceptable to OrCAD to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

        (b) SUMMIT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Summit shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Summit Common Stock issuable pursuant to
    Section 1.6 in exchange for outstanding shares of OrCAD Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of OrCAD Common Stock may be entitled pursuant to Section 1.7(d).

        (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Summit shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of OrCAD Common Stock whose shares were converted into the right to receive shares of Summit Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Summit may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Summit Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Summit, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Summit Common Stock into which their shares of OrCAD Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Summit Common Stock into which such shares of OrCAD Common Stock may be so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

        (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Summit Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Summit Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Summit Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Summit Common Stock.

        (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Summit Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Summit or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Summit Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Summit or any agent designated by it that such tax has been paid or is not payable.

        (f)  NO LIABILITY.  Notwithstanding anything to the contrary in this
    Section 1.7, neither the Exchange Agent, Summit, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Summit Common Stock or OrCAD Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.8 NO FURTHER OWNERSHIP RIGHTS IN ORCAD COMMON STOCK. All shares of Summit Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of OrCAD Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of OrCAD Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Summit Common Stock into which the shares of OrCAD Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); PROVIDED, HOWEVER, that Summit may, in its discretion and as a condition precedent to the issuance of such certificates representing Summit Common Stock, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Summit, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.10  TAX AND ACCOUNTING CONSEQUENCES.

        (a) The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        (b) The parties hereto intend that the Merger shall qualify for accounting treatment as a pooling of interests.

    1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of OrCAD and Merger Sub, the officers and directors of OrCAD and Merger Sub will take all such lawful and necessary action. Summit shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated thereby.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF ORCAD

    OrCAD represents and warrants to Summit and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedule and referencing a specific representation supplied by OrCAD to Summit dated as of the date hereof and certified by a duly authorized officer of OrCAD (the "ORCAD SCHEDULES"), as follows:

    2.1  ORGANIZATION OF ORCAD.

        (a) OrCAD and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 2.1(d)) on OrCAD.

        (b) OrCAD has delivered to Summit a true and complete list of all of OrCAD's subsidiaries as of the date of this Agreement, indicating the jurisdiction of incorporation of each subsidiary and OrCAD's equity interest therein.

        (c) OrCAD has delivered or made available to Summit a true and correct copy of the Certificate of Incorporation and Bylaws of OrCAD and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither OrCAD nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or similar governing instruments.

        (d) When used in connection with OrCAD, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of OrCAD and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole which do not affect OrCAD in a disproportionate manner,
    (ii) conditions affecting the industry in which OrCAD competes as a whole which do not affect OrCAD in a disproportionate manner, or (iii) delays in customer orders resulting from announcement and pendency of the Merger).

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    2.2  ORCAD CAPITAL STRUCTURE.  The authorized capital stock of OrCAD consists of 16,000,000 shares of Common Stock, $0.01 par value per share, of which there were 9,343,073 shares issued and outstanding as of the date hereof and 2,000,000 of Preferred Stock, $0.01 par value per share, of which no shares are issued or outstanding. All outstanding shares of OrCAD Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of OrCAD or any agreement or document to which OrCAD is a party or by which it is bound. As of the date hereof, OrCAD had reserved an aggregate of 1,556,014 shares of OrCAD Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the OrCAD Stock Option Plans. As of the date hereof, there were options outstanding to purchase an aggregate of 1,259,852 shares of OrCAD Common Stock, issued to employees, consultants and non-employee directors pursuant to the OrCAD Stock Option Plans. All shares of OrCAD Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The OrCAD Schedules list for each person who held options to acquire shares of OrCAD Common Stock as of the date hereof, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option had vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any.

    2.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.  Except as set forth in
Section 2.2 or the OrCAD Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of OrCAD, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities OrCAD owns, directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of OrCAD, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 or the OrCAD Schedules, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which OrCAD or any of its subsidiaries is a party or by which it is bound obligating OrCAD or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of OrCAD or any of its subsidiaries or obligating OrCAD or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there are no voting trusts, proxies or other agreements or understandings to which OrCAD is a party or by which it is bound with respect to any equity security of any class of OrCAD or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. With respect to the transactions contemplated by this Agreement, stockholders of OrCAD are not entitled to appraisal rights under applicable state law.

    2.4  AUTHORITY.

        (a) OrCAD has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of OrCAD, subject only to the approval and adoption of this Agreement and the approval of the Merger by OrCAD's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of the OrCAD Common Stock is required for OrCAD's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by OrCAD and, assuming the due authorization, execution and delivery by Summit and, if applicable, Merger Sub, constitutes the valid and binding obligation of OrCAD, enforceable against OrCAD in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of OrCAD or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by OrCAD's stockholders as contemplated in Section
    5.2 and compliance with the requirements set forth in Section 2.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to OrCAD or any of its subsidiaries or by which OrCAD or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair OrCAD's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of OrCAD or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OrCAD or any of its subsidiaries is a party or by which OrCAD or any of its subsidiaries or its or any of their respective properties are bound or affected. The OrCAD Schedules list all consents, waivers and approvals under any of OrCAD's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits or any material liability to OrCAD, OrCAD' subsidiaries, Summit or the Surviving Corporation as a result of the Merger.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required to be obtained or made by OrCAD in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to OrCAD or Summit or have a material adverse effect on the ability of the parties to consummate the Merger.

    2.5  SEC FILINGS; ORCAD FINANCIAL STATEMENTS.

        (a) OrCAD has filed all forms, reports and documents required to be filed by OrCAD with the SEC since March 1, 1996 and has made available to Summit such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that OrCAD may file subsequent to the date hereof) are referred to herein as the "ORCAD SEC REPORTS." As of their respective dates, the OrCAD SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such OrCAD SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of OrCAD's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the OrCAD SEC Reports (the "ORCAD FINANCIALS"), including any OrCAD SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
    (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB or Form 10-Q, as applicable, under the Exchange Act) and (z) fairly presented the consolidated financial position of OrCAD and its subsidiaries as at the respective dates thereof and the consolidated results of OrCAD's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of OrCAD contained in OrCAD SEC Reports as of December 31, 1997 is hereinafter referred to as the "ORCAD BALANCE SHEET." Except as disclosed in the OrCAD Financials or in the consolidated unaudited balance sheet of OrCAD as of June 30, 1998 previously delivered to Summit, since the date of the OrCAD Balance Sheet neither OrCAD nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of OrCAD and its subsidiaries taken as a whole, except for (i) liabilities identified in the OrCAD Balance Sheet, or
    (ii) liabilities incurred since the date of the OrCAD Balance Sheet in the ordinary course of business consistent with past practices.

        (c) OrCAD has heretofore furnished to Summit a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by OrCAD with the SEC pursuant to the Securities Act or the Exchange Act.

    2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the OrCAD Balance Sheet and through the date of this Agreement there has not been: (i) any Material Adverse Effect on OrCAD, (ii) any material change by OrCAD in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by OrCAD of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

    2.7  TAX AND OTHER RETURNS AND REPORTS.

        (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) TAX RETURNS AND AUDITS. Except as set forth in Section 2.7 of the OrCAD Schedules:

            (i) OrCAD and each of its subsidiaries have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to OrCAD and each of its subsidiaries or their operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

            (ii) OrCAD and each of its subsidiaries (A) have paid or accrued all Taxes it is required to pay or accrue and (B) have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

           (iii) Neither OrCAD nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against OrCAD or any of its subsidiaries, nor has OrCAD or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of OrCAD or any of its subsidiaries is presently in progress, nor has OrCAD or any of its subsidiaries been notified of any request for such an audit or other examination.

            (v) Neither OrCAD nor any of its subsidiaries has any material liability for unpaid federal, state, local or foreign Taxes which has not been accrued or reserved against in accordance with GAAP on the OrCAD Balance Sheet or accrued in accordance with GAAP in the ordinary course of business since the date of the OrCAD Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither OrCAD nor any of its subsidiaries has knowledge of any basis for the assertion of any such liability attributable to the assets or operations of OrCAD or any of its subsidiaries.

            (vi) OrCAD has provided to Summit copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of OrCAD's incorporation, except those as to which applicable statues of limitations have expired and no tolling of the statute of limitations has been executed.

           (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of OrCAD or any of its subsidiaries relating to or attributable to Taxes.

          (viii) Neither OrCAD nor any of its subsidiaries has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of OrCAD or any of its subsidiaries.

            (ix) None of OrCAD's or any of its subsidiaries' assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (x) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of OrCAD or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

            (xi) Neither OrCAD nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by OrCAD or any of its subsidiaries.

           (xii) Neither OrCAD nor any of its subsidiaries is a party to a tax sharing or allocation agreement nor does OrCAD nor any of its subsidiaries owe any amount under any such agreement.

          (xiii) Neither OrCAD nor any of its subsidiaries has been at any time, a "United States real property holding corporation" within the meaning of
       Section 897(c)(2) of the Code.

    2.8  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

        (a) The OrCAD Schedules list the real property owned by OrCAD as of the date of this Agreement. The OrCAD Schedules list all real property leases to which OrCAD is a party as of the date of this Agreement and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim.

        (b) OrCAD has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the OrCAD Financials and except for liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

    2.9 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

       "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights therein: (i) all United States, international and foreign patents and applications (including provisional applications); (ii) all inventions (whether patentable or not), invention disclosures, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing and all improvements thereto; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world that have not been withdrawn; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

       "ORCAD INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, OrCAD or any of its subsidiaries.

       "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications) that have not been withdrawn; (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks that have not been withdrawn; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

        (a) Section 2.9 of the OrCAD Schedules lists all of the Registered Intellectual Property owned by, or filed in the name of, OrCAD or any of its subsidiaries (the "ORCAD REGISTERED INTELLECTUAL PROPERTY") and all patent, copyright, trademark or industrial design registrations or applications that have been withdrawn since January 1, 1997.

        (b) Section 2.9 of the OrCAD Schedules lists all proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any OrCAD Intellectual Property.

        (c) OrCAD (or its subsidiaries, as applicable) has complied in all material respects with all applicable disclosure requirements, and has not committed any fraudulent act, in the application for and maintenance of any patent, trademark or copyright of OrCAD.

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
        (d) Other than restrictions imposed by laws of general applicability or limitations on use inherent in the content of the registrations themselves, no OrCAD Intellectual Property or product or service of OrCAD or its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by OrCAD or its subsidiaries, or which may affect the validity, use or enforceability of such OrCAD Intellectual Property.

        (e) Each item of OrCAD Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

        (f) Except as set forth in Section 2.9 of the OrCAD Schedules, to OrCAD's knowledge: (i) OrCAD or an OrCAD subsidiary owns and has good and exclusive title to, or has license to, each item of OrCAD Intellectual Property, including all OrCAD Registered Intellectual Property listed in
    Section 2.9 of the OrCAD Schedules, free and clear of any Lien (excluding licenses and related restrictions); and (ii) OrCAD or an OrCAD subsidiary is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of OrCAD or its subsidiaries, including the sale of any products or the provision of any services by OrCAD or its subsidiaries, but excluding trademarks and trade names commonly identified by OrCAD or its subsidiaries as the property of a third party (e.g. "Microsoft NT").

        (g) OrCAD owns exclusively, and has good title to, all copyrighted works that are OrCAD products (other than third-party software code to which OrCAD holds valid and enforceable distribution licenses) or which OrCAD otherwise expressly purports to own.

        (h) To OrCAD's knowledge, OrCAD or its subsidiaries owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by OrCAD or its subsidiaries or under development by OrCAD or its subsidiaries and the performance of all services provided by OrCAD or its subsidiaries.

        (i) To the extent that any work, invention or material has been developed or created by a third party for OrCAD, OrCAD has a written agreement with such third party with respect thereto and OrCAD thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the extent it is legally possible to do so.

        (j) Except as set forth in Section 2.9 of the OrCAD Schedules or in the ordinary course of business, (i) OrCAD has not transferred ownership of, or granted any rights to use any of the OrCAD Intellectual Property; and (ii) OrCAD has not granted to any person, nor authorized any person to retain, any rights in the OrCAD Intellectual Property.

        (k) Section 2.9 of the OrCAD Schedules lists all material contracts, licenses and agreements to which OrCAD is a party (i) with respect to OrCAD Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to OrCAD.

        (l) Following the Closing Date, the Surviving Corporation will be permitted to exercise all of OrCAD's rights under the contracts, licenses and agreements required to be listed in Section 2.9 of the OrCAD Schedules to the same extent OrCAD would have been able had the consummation of the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which OrCAD would otherwise be required to pay.

        (m) Section 2.9 of the OrCAD Schedules lists or specifically refers to all contracts, licenses and agreements between OrCAD and any third party wherein or whereby OrCAD has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by OrCAD or such third party of the Intellectual Property of any third party, except such contracts entered into in the ordinary course of OrCAD's business.

        (n) OrCAD has not received written notice from any third party that the operation of the business of OrCAD or any act, product or service of OrCAD, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (o) Except as set forth in Section 2.9 of the OrCAD Schedules, to the knowledge of OrCAD, no person has or is infringing or misappropriating any OrCAD Intellectual Property.

        (p) Except as set forth in Section 2.9 of the OrCAD Schedules, there have been, and are, no claims asserted against OrCAD or, to its knowledge, against any customer of OrCAD, related to any product or service of OrCAD.

        (q) OrCAD has and enforces a policy requiring each employee and contractor to execute a proprietary information / confidentiality agreement substantially in OrCAD's standard form and all current and former employees and contractors of OrCAD have executed such an agreement, except where the failure to do so is not reasonably expected to be material to OrCAD.

    2.10  COMPLIANCE; PERMITS; RESTRICTIONS.

        (a) Neither OrCAD nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to OrCAD or any of its subsidiaries or by which OrCAD or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OrCAD or any of its subsidiaries is a party or by which OrCAD or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause OrCAD to lose benefits aggregating to $1 million or more, or cause OrCAD to incur liabilities aggregating to $1 million or more. No investigation or review by any Governmental Entity is pending or, to OrCAD's knowledge, has since January 1, 1997 been threatened against OrCAD or any of its subsidiaries, nor, to OrCAD's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of OrCAD or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon OrCAD or any of its subsidiaries which has the effect of prohibiting or materially impairing any business practice of OrCAD or any of its subsidiaries, any acquisition of material property by OrCAD or any of its subsidiaries or the conduct of business by OrCAD as currently conducted.

        (b) OrCAD and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to and required for the operation of the business of OrCAD as currently conducted (collectively, the "ORCAD PERMITS"). OrCAD and its subsidiaries are in compliance in all material respects with the terms of the OrCAD Permits.

    2.11 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, and to OrCAD's knowledge, no person has threatened to commence any action, suit, proceeding, claim, arbitration or investigation against OrCAD or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect on OrCAD. No Governmental Entity has at any time since January 1, 1997 challenged or questioned the legal right of OrCAD to manufacture, offer or sell any of its products in the present manner or style thereof.

    2.12 BROKERS' AND FINDERS' FEES. Except for fees payable to Alliant Partners pursuant to an engagement letter dated August 13, 1998, a copy of which has been provided to Summit, OrCAD has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.13  EMPLOYEE MATTERS AND BENEFIT PLANS.

        (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.13(a)(i) below (such definition shall only apply to this Section 2.13), for purposes of this Agreement, the following terms shall have the meanings set forth below:

            (i) "AFFILIATE," as used in this Section 2.13, shall mean any other person or entity under common control with OrCAD within the meaning of
       Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

            (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

           (iii) "ORCAD EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by OrCAD or any Affiliate for the benefit of any "OrCAD Employee" (as defined below), and pursuant to which OrCAD or any Affiliate has or may have any material liability contingent or otherwise;

            (iv) "ORCAD EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of OrCAD or any Affiliate;

            (v) "ORCAD EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between OrCAD or any Affiliate and any OrCAD Employee or consultant;

            (vi) "IRS" shall mean the Internal Revenue Service;

           (vii) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

          (viii) "ORCAD PENSION PLAN" shall refer to each OrCAD Employee Plan which is an "employee pension benefit plan", within the meaning of
       Section 3(2) of ERISA.

        (b) SCHEDULE. Section 2.13(b) of the OrCAD Schedules contains an accurate and complete list of each OrCAD Employee Plan and each OrCAD Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such OrCAD Employee Plan or OrCAD Employee Agreement. OrCAD does not have any plan or commitment to establish any new OrCAD Employee Plan or OrCAD Employee Agreement, to modify any OrCAD Employee Plan or OrCAD Employee Agreement (except to the extent required by law or to conform any such OrCAD Employee Plan or OrCAD Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Summit in writing, or as required by this Agreement), or to enter into any OrCAD Employee Plan or OrCAD Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

        (c) DOCUMENTS. OrCAD has provided to Summit (i) correct and complete copies of all documents embodying or relating to each OrCAD Employee Plan and each OrCAD Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each OrCAD Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each OrCAD Employee Plan or related trust; (iv) if OrCAD Employee Plan is funded, the most recent annual and periodic accounting of OrCAD Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each OrCAD Employee Plan; (vi) all IRS determination letters and rulings relating to OrCAD Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any OrCAD Employee Plan; (vii) all communications material to any OrCAD Employee or OrCAD Employees relating to any OrCAD Employee Plan and any proposed OrCAD Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to OrCAD; and (viii) all registration statements and prospectuses prepared in connection with each OrCAD Employee Plan.

        (d) ORCAD EMPLOYEE PLAN COMPLIANCE. Except as set forth in Section 2.13(d) of the OrCAD Schedules, (i) OrCAD has performed in all material respects all obligations required to be performed by it under each OrCAD Employee Plan and each OrCAD Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) to OrCAD's knowledge no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any OrCAD Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of OrCAD, threatened or anticipated (other than routine claims for benefits) against any OrCAD Employee Plan or against the assets of any OrCAD Employee Plan; and (iv) each OrCAD Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to OrCAD, the Surviving Corporation, Summit or any Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of OrCAD or any Affiliates, threatened by the IRS or DOL with respect to any OrCAD Employee Plan; and
    (vi) to OrCAD's knowledge, neither OrCAD nor any Affiliate is subject to any penalty or tax with respect to any OrCAD Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

        (e) ORCAD PENSION PLANS. OrCAD does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any OrCAD Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

        (f) MULTIEMPLOYER PLANS. At no time has OrCAD contributed to or been requested to contribute to any Multiemployer Plan.

        (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Schedule 2.13(g), no OrCAD Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any OrCAD Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and OrCAD has never represented, promised or contracted (whether in oral or written form) to any OrCAD Employee (either individually or to OrCAD Employees as a group) that such OrCAD Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

        (h)  EFFECT OF TRANSACTION.

            (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.13(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any OrCAD Employee Plan, OrCAD Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any OrCAD Employee.

            (ii) Except as set forth on Schedule 2.13(h)(ii), no payment or benefit which will or may be made by OrCAD or Summit or any of their respective affiliates with respect to any OrCAD Employee will be characterized as an "excess parachute payment", within the meaning of
       Section 280G(b)(1) of the Code.

        (i) EMPLOYMENT MATTERS. OrCAD and each of its subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, in each location in which OrCAD or any of its subsidiaries employs persons; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to OrCAD Employees; (iii) is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for OrCAD Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

        (j) LABOR. No work stoppage or labor strike against OrCAD is pending or, to the knowledge of OrCAD, threatened. Except as set forth in Schedule 2.13(j), OrCAD is not involved in or, to the knowledge of OrCAD, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any OrCAD Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on OrCAD. Neither OrCAD nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a Material Adverse Effect on OrCAD. Except as set forth in Schedule 2.13(j), OrCAD is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to OrCAD Employees and no collective bargaining agreement is being negotiated by OrCAD.

    2.14  ORCAD EMPLOYEES; LABOR MATTERS.

    To OrCAD's knowledge, no employee of OrCAD has violated any employment contract, patent disclosure agreement or non competition agreement between such employee and any former employer of such employee due to such employee being employed by OrCAD and disclosing to OrCAD trade secrets or proprietary information of such employer. To OrCAD's knowledge, there are no activities or proceedings of any labor union to organize any employees of OrCAD or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of OrCAD or any of its subsidiaries. OrCAD is not, and has never been, a party to any collective bargaining agreement. OrCAD and its subsidiaries are in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

    2.15  ENVIRONMENTAL MATTERS.

        (a) HAZARDOUS MATERIAL. Except as reasonably would not be likely to result in Material Adverse Effect on OrCAD, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of OrCAD or any of its subsidiaries or any affiliate of OrCAD, or, to OrCAD's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that OrCAD or any of its subsidiaries has at any time owned, operated, occupied or leased.

        (b) HAZARDOUS MATERIALS ACTIVITIES. Except as reasonably would not be likely to result in Material Adverse Effect on OrCAD (i) neither OrCAD nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, and (ii) neither OrCAD nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) PERMITS. OrCAD and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "ORCAD ENVIRONMENTAL PERMITS") necessary for the conduct of OrCAD's and its subsidiaries' Hazardous Material Activities and other businesses of OrCAD and its subsidiaries as such activities and businesses are currently being conducted. OrCAD and its subsidiaries are in compliance in all material respects with the terms of the OrCAD Environmental Permits.

        (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, and to OrCAD's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction has since January 1, 1997 been threatened by any Governmental Entity against OrCAD or any of its subsidiaries concerning any OrCAD Environmental Permit, Hazardous Material or any Hazardous Materials Activity of OrCAD or any of its subsidiaries.

    2.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Neither OrCAD nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of OrCAD's Board of Directors, other than those that are terminable by OrCAD or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit OrCAD's or any of its subsidiaries' ability to terminate employees at will;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any agreement of indemnification or any guaranty other than: (i) any agreement of indemnification or guaranty entered into in the ordinary course of business, (ii) any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business, (iii) any agreement of indemnification entered into in connection with services performed in the ordinary course of business, and
    (iv) any indemnification agreement between OrCAD or any of its subsidiaries and any of their respective officers, directors or employees;

        (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of OrCAD or any of its subsidiaries to engage in any line of business which is material to OrCAD and its subsidiaries taken as a whole or to compete with any person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment relating to the disposition or acquisition by OrCAD or any of its subsidiaries or subsequent parent or sister companies after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which OrCAD has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (f) any joint marketing or development agreement currently in force under which OrCAD or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any agreement pursuant to which OrCAD or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by OrCAD or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

        (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to OrCAD and its subsidiaries taken as a whole, except for (i) any agreement, contract or commitment pursuant to which source code is provided solely for maintenance purposes, and (ii) any source code escrow agreement entered into in the ordinary course of business that solely contains provisions relating to the release of source code if OrCAD and/or any of its subsidiaries ceases to do business or fails to provide appropriate maintenance; or

        (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any OrCAD product, service or technology except as a distributor in the normal course of business.

    Each OrCAD Contract (as defined below) is in full force and effect. Neither OrCAD nor any of its subsidiaries, nor to OrCAD's knowledge any other party to an OrCAD Contract, is in breach, violation or default under, and neither OrCAD nor any of its subsidiaries has received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which OrCAD or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the OrCAD Schedules pursuant to clauses (a) through (h) above or pursuant to Section
2.9 hereof (any such agreement, contract or commitment, a "ORCAD CONTRACT") in such a manner as would permit any other party to cancel or terminate any such OrCAD Contract, or would permit any other party to seek damages, which would be reasonably likely to exceed $1 million (for any or all of such breaches, violations or defaults, in the aggregate).

    2.17 POOLING OF INTERESTS. To the knowledge of OrCAD, based on consultation with its independent accountants, neither OrCAD nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude Summit's ability to account for the Merger as a pooling of interests.

    2.18 CHANGE OF CONTROL PAYMENTS. Section 2.18 of the OrCAD Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of OrCAD as a result of or in connection with the Merger.

    2.19 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by OrCAD for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by OrCAD for inclusion in the proxy statement/prospectus to be sent to (a) the stockholders of OrCAD in connection with the meeting of OrCAD's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "ORCAD STOCKHOLDERS' MEETING") and (b) the stockholders of Summit in connection with the meeting of Summit's stockholders to consider the approval of the issuance of shares of Summit Common Stock pursuant to the Merger (the "SUMMIT STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to OrCAD's stockholders and Summit's stockholders or at the time of the OrCAD Stockholders' Meeting or the Summit Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to OrCAD or any of its affiliates, officers or directors should be discovered by OrCAD which may be required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, OrCAD shall promptly inform Summit. Notwithstanding the foregoing, OrCAD makes no representation or warranty with respect to any information supplied by Summit or Merger Sub which is contained in any of the foregoing documents.

    2.20 BOARD APPROVAL. The OrCAD Board has, as of the date of this Agreement, (i) determined that the Merger is in the best interests of OrCAD and its stockholders, (ii) approved and adopted this Agreement and the Merger, and
(iii) subject to the terms and conditions set forth in this Agreement, determined to recommend that the stockholders of OrCAD approve and adopt this Agreement and approve the Merger.

    2.21 FAIRNESS OPINION. OrCAD's Board of Directors has received a written opinion from Alliant Partners dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to OrCAD's stockholders from a financial point of view and has delivered to Summit a copy of such opinion.

    2.22 SECTION 203 OF THE DELAWARE LAW NOT APPLICABLE. The OrCAD Board has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section
203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SUMMIT AND MERGER SUB

    Summit and Merger Sub represent and warrant to OrCAD, subject to the exceptions specifically disclosed in writing in the disclosure schedule and referencing a specific representation supplied by Summit to OrCAD dated as of the date hereof and certified by a duly authorized officer of Summit and, with respect to exceptions as to Merger Sub, Merger Sub (the "SUMMIT SCHEDULES"), as follows:

    3.1  ORGANIZATION OF SUMMIT.

        (a) Summit and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 3.1(d)) on Summit.

        (b) Summit has delivered to OrCAD a true and complete list of all of Summit's subsidiaries as of the date of this Agreement, indicating the jurisdiction of incorporation of each subsidiary and Summit's equity interest therein.

        (c) Summit has delivered or made available to OrCAD a true and correct copy of the Certificate of Incorporation and Bylaws of Summit and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Summit nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or similar governing instruments.

        (d) When used in connection with Summit, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Summit and its subsidiaries taken as a whole (except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole which do not affect Summit in a disproportionate manner,
    (ii) conditions affecting the industry in which Summit competes as a whole which do not affect Summit in a disproportionate manner, or (iii) delays in customer orders resulting from announcement and pendency of the Merger).

    3.2 SUMMIT CAPITAL STRUCTURE. The authorized capital stock of Summit consists of 30,000,000 shares of Common Stock, $0.01 par value per share, of which there were 15,300,572 shares issued and outstanding as of the date hereof and 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued or outstanding, provided that, in connection with the transactions contemplated by this Agreement, Summit intends to seek stockholder approval of an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock to 45,000,000. All outstanding shares of Summit Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Summit or any agreement or document to which Summit is a party or by which it is bound. As of the date hereof, Summit had reserved an aggregate of 2,556,140 shares of Summit Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Summit Stock Option Plans. As of the date hereof, there were options outstanding to purchase an aggregate of 1,887,936 shares of Summit Common Stock, issued to employees, consultants and non-employee directors pursuant to the Summit Stock Option Plans. All shares of Summit Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Summit Schedules list for each person who held options to acquire shares of Summit Common Stock as of the date hereof, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option had vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.01 par value per share, of which there are 1,000 shares issued and outstanding, all of which are held by Summit. All outstanding shares of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Merger Sub or any agreement or document to which Merger Sub is a party or by which it is bound.

    3.3  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.  Except as set forth in
Section 3.2 or the Summit Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of Summit, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Summit owns, directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Summit, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 or the Summit Schedules, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Summit or any of its subsidiaries is a party or by which it is bound obligating Summit or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Summit or any of its subsidiaries or obligating Summit or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there are no voting trusts, proxies or other agreements or understandings to which Summit is a party or by which it is bound with respect to any equity security of any class of Summit or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. With respect to the transactions contemplated by this Agreement, stockholders of Summit are not entitled to appraisal rights under applicable state law.

    3.4  AUTHORITY.

        (a) Summit and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Summit and Merger Sub, subject only to the approval of the issuance of shares of Summit Common Stock by virtue of the Merger by Summit's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Summit Common Stock is required for Summit's stockholders to approve issuance of shares of Summit Common Stock by virtue of the Merger. This Agreement has been duly executed and delivered by Summit and Merger Sub and, assuming the due authorization, execution and delivery by OrCAD, constitutes the valid and binding obligation of Summit and Merger Sub, enforceable against Summit and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Summit or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of the issuance of shares of Summit Common Stock by virtue of the Merger by Summit's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Summit or any of its subsidiaries or by which Summit or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Summit's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Summit or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Summit or any of its subsidiaries is a party or by which Summit or any of its subsidiaries or its or any of their respective properties are bound or affected. The Summit Schedules list all consents, waivers and approvals under any of Summit's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits or any material liability to Summit, Summit' subsidiaries, OrCAD or the Surviving Corporation as a result of the Merger.

        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Summit or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for
    (i) the filing of a Form S-4 (or any similar successor form thereto) Registration Statement (the "REGISTRATION STATEMENT") with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the securities or antitrust laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Summit or OrCAD or have a material adverse effect on the ability of the parties to consummate the Merger.

    3.5  SEC FILINGS; SUMMIT FINANCIAL STATEMENTS.

        (a) Summit has filed all forms, reports and documents required to be filed by Summit with the SEC since October 18, 1996 and has made available to OrCAD such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Summit may file subsequent to the date hereof) are referred to herein as the "SUMMIT SEC REPORTS." As of their respective dates, the Summit SEC Reports
    (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Summit SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Summit's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Summit SEC Reports (the "SUMMIT FINANCIALS"), including any Summit SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto,
    (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Summit and its subsidiaries as at the respective dates thereof and the consolidated results of Summit's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Summit contained in Summit SEC Reports as of December 31, 1997 is hereinafter referred to as the "SUMMIT BALANCE SHEET." Except as disclosed in the Summit Financials or in the consolidated unaudited balance sheet of Summit as of June 30, 1998 previously delivered to OrCAD, since the date of the Summit Balance Sheet neither Summit nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Summit and its subsidiaries taken as a

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    whole, except for (i) liabilities identified in the Summit Balance Sheet, or
    (ii) liabilities incurred since the date of the Summit Balance Sheet in the ordinary course of business consistent with past practices.

        (c) Summit has heretofore furnished to OrCAD a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Summit with the SEC pursuant to the Securities Act or the Exchange Act.

    3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Summit Balance Sheet and through the date of this Agreement there has not been: (i) any Material Adverse Effect on Summit, (ii) any material change by Summit in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by Summit of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

    3.7  TAX AND OTHER RETURNS AND REPORTS.

        (a) TAX RETURNS AND AUDITS. Except as set forth in Section 3.7 of the Summit Schedules:

            (i) Summit and each of its subsidiaries have prepared and filed all Returns relating to any and all Taxes concerning or attributable to Summit and each of its subsidiaries or their operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

            (ii) Summit and each of its subsidiaries (A) have paid or accrued all Taxes it is required to pay or accrue and (B) have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

           (iii) Neither Summit nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Summit or any of its subsidiaries, nor has Summit or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) No audit or other examination of any Return of Summit or any of its subsidiaries is presently in progress, nor has Summit or any of its subsidiaries been notified of any request for such an audit or other examination.

            (v) Neither Summit nor any of its subsidiaries has any material liability for unpaid federal, state, local or foreign Taxes which has not been accrued or reserved against in accordance with GAAP on the Summit Balance Sheet or accrued in accordance with GAAP in the ordinary course of business since the date of the Summit Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither Summit nor any of its subsidiaries has knowledge of any basis for the assertion of any such liability attributable to the assets or operations of Summit or any of its subsidiaries.

            (vi) Summit has provided to OrCAD copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Summit's incorporation, except those as to which applicable statues of limitations have expired and no tolling of the statute of limitations has been executed.

           (vii) There are no Liens on the assets of Summit or any of its subsidiaries relating to or attributable to Taxes.

          (viii) Neither Summit nor any of its subsidiaries has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of Summit or any of its subsidiaries.

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
            (ix) None of Summit's or any of its subsidiaries' assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (x) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Summit or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

            (xi) Neither Summit nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
       Section 341(f)(2) of the Code apply to any disposition of a subsection
       (f) asset (as defined in Section 341(f)(4) of the Code) owned by Summit or any of its subsidiaries.

           (xii) Neither Summit nor any of its subsidiaries is a party to a tax sharing or allocation agreement nor does Summit nor any of its subsidiaries owe any amount under any such agreement.

          (xiii) Neither Summit nor any of its subsidiaries has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    3.8  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

        (a) The Summit Schedules list the real property owned by Summit as of the date of this Agreement. The Summit Schedules list all real property leases to which Summit is a party as of the date of this Agreement and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim.

        (b) Summit has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Summit Financials and except for liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

    3.9 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

       "SUMMIT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Summit or any of its subsidiaries.

        (a) Section 3.9 of the Summit Schedules lists all of the Registered Intellectual Property owned by, or filed in the name of, Summit or any of its subsidiaries (the "SUMMIT REGISTERED INTELLECTUAL PROPERTY") and all patent, copyright, trademark or industrial design registrations or applications that have been withdrawn since January 1, 1997.

        (b) Section 3.9 of the Summit Schedules lists all proceedings or actions before any court, tribunal (including the PTO) or equivalent authority anywhere in the world) related to any Summit Intellectual Property.

        (c) Summit (or its subsidiaries, as applicable) has complied in all material respects with all applicable disclosure requirements, and has not committed any fraudulent act, in the application for and maintenance of any patent, trademark or copyright of Summit.

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
        (d) Other than restrictions imposed by laws of general applicability or limitations on use inherent in the content of the registrations themselves, no Summit Intellectual Property or product or service of Summit or its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by Summit or its subsidiaries, or which may affect the validity, use or enforceability of such Summit Intellectual Property.

        (e) Each item of Summit Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

        (f) Except as set forth in Section 3.9 of the Summit Schedules, to Summit's knowledge: (i) Summit or a Summit subsidiary owns and has good and exclusive title to, or has license to, each item of Summit Intellectual Property, including all Summit Registered Intellectual Property listed in
    Section 3.9 of the Summit Schedules, free and clear of any Lien (excluding licenses and related restrictions); and (ii) Summit or a Summit subsidiary is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Summit or its subsidiaries, including the sale of any products or the provision of any services by Summit or its subsidiaries, but excluding trademarks and trade names commonly identified by Summit or its subsidiaries as the property of a third party (e.g. "Microsoft NT").

        (g) Summit owns exclusively, and has good title to, all copyrighted works that are Summit products (other than third-party software code to which Summit holds valid and enforceable distribution licenses) or which Summit otherwise expressly purports to own.

        (h) To Summit's knowledge, Summit or its subsidiaries owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by Summit or its subsidiaries or under development by Summit or its subsidiaries and the performance of all services provided by Summit or its subsidiaries.

        (i) To the extent that any work, invention or material has been developed or created by a third party for Summit, Summit has a written agreement with such third party with respect thereto and Summit thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the extent it is legally possible to do so.

        (j) Except as set forth in Section 3.9 of the Summit Schedules or in the ordinary course of business, (i) Summit has not transferred ownership of, or granted any rights to use any of the Summit Intellectual Property; and (ii) Summit has not granted to any person, nor authorized any person to retain, any rights in the Summit Intellectual Property.

        (k) Section 3.9 of the Summit Schedules lists all material contracts, licenses and agreements to which Summit is a party (i) with respect to Summit Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Summit.

        (l) Section 3.9 of the Summit Schedules lists or specifically refers to all contracts, licenses and agreements between Summit and any third party wherein or whereby Summit has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by Summit or such

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
    third party of the Intellectual Property of any third party, except such contracts entered into in the ordinary course of Summit's business.

        (m) Summit has not received written notice from any third party that the operation of the business of Summit or any act, product or service of Summit, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

        (n) Except as set forth in Section 3.9 of the Summit Schedules, to the knowledge of Summit, no person has or is infringing or misappropriating any Summit Intellectual Property.

        (o) Except as set forth in Section 3.9 of the Summit Schedules, there have been, and are, no claims asserted against Summit or, to its knowledge, against any customer of Summit, related to any product or service of Summit.

        (p) Summit has and enforces a policy requiring each employee and contractor to execute a proprietary information / confidentiality agreement substantially in Summit's standard form and all current and former employees and contractors of Summit have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Summit.

    3.10  COMPLIANCE; PERMITS; RESTRICTIONS.

        (a) Neither Summit nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Summit or any of its subsidiaries or by which Summit or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Summit or any of its subsidiaries is a party or by which Summit or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Summit to lose benefits aggregating to $1 million or more, or cause Summit to incur liabilities aggregating to $1 million or more. No investigation or review by any Governmental Entity is pending or, to Summit's knowledge, has since January 1, 1997 been threatened against Summit or any of its subsidiaries, nor, to Summit's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Summit or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon Summit or any of its subsidiaries which has the effect of prohibiting or materially impairing any business practice of Summit or any of its subsidiaries, any acquisition of material property by Summit or any of its subsidiaries or the conduct of business by Summit as currently conducted.

        (b) Summit and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to and required for the operation of the business of Summit as currently conducted (collectively, the "SUMMIT PERMITS"). Summit and its subsidiaries are in compliance in all material respects with the terms of the Summit Permits.

    3.11 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, and to Summit's knowledge, no person has threatened to commence any action, suit, proceeding, claim, arbitration or investigation against Summit or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect on Summit. No Governmental Entity has at any time since January 1, 1997 challenged or questioned the legal right of Summit to manufacture, offer or sell any of its products in the present manner or style thereof.

    3.12 BROKERS' AND FINDERS' FEES. Except for fees payable to Black & Company pursuant to an engagement letter dated June 1, 1998, a copy of which has been provided to OrCAD, Summit has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents'

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
commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.13  EMPLOYEE MATTERS AND BENEFIT PLANS.

        (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 3.13(a)(i) below (such definition shall only apply to this Section 3.13), for purposes of this Agreement, the following terms shall have the meanings set forth below:

            (i) "AFFILIATE," as used in this Section 3.13, shall mean any other person or entity under common control with Summit within the meaning of
       Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

            (ii) "SUMMIT EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Summit or any Affiliate for the benefit of any "Summit Employee" (as defined below), and pursuant to which Summit or any Affiliate has or may have any material liability contingent or otherwise;

           (iii) "SUMMIT EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Summit or any Affiliate;

            (iv) "SUMMIT EMPLOYEE AGREEMENT" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between Summit or any Affiliate and any Summit Employee or consultant; and

            (v) "SUMMIT PENSION PLAN" shall refer to each Summit Employee Plan which is an "employee pension benefit plan", within the meaning of
       Section 3(2) of ERISA.

        (b) SCHEDULE. Section 3.13(b) of the Summit Schedules contains an accurate and complete list of each Summit Employee Plan and each Summit Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Summit Employee Plan or Summit Employee Agreement. Summit does not have any plan or commitment to establish any new Summit Employee Plan or Summit Employee Agreement, to modify any Summit Employee Plan or Summit Employee Agreement (except to the extent required by law or to conform any such Summit Employee Plan or Summit Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Summit in writing, or as required by this Agreement), or to enter into any Summit Employee Plan or Summit Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

        (c) DOCUMENTS. Summit has provided to Summit (i) correct and complete copies of all documents embodying or relating to each Summit Employee Plan and each Summit Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Summit Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Summit Employee Plan or related trust; (iv) if Summit Employee Plan is funded, the most recent annual and periodic accounting of Summit Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Summit Employee Plan; (vi) all IRS determination letters and rulings relating to Summit Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Summit Employee Plan; (vii) all communications material to any Summit Employee or Summit Employees relating to any

    Summit Employee Plan and any proposed Summit Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Summit; and
    (viii) all registration statements and prospectuses prepared in connection with each Summit Employee Plan.

        (d) SUMMIT EMPLOYEE PLAN COMPLIANCE. Except as set forth in Section 3.13(d) of the Summit Schedules, (i) Summit has performed in all material respects all obligations required to be performed by it under each Summit Employee Plan and each Summit Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) to Summit's knowledge no "prohibited transaction", within the meaning of
    Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Summit Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Summit, threatened or anticipated (other than routine claims for benefits) against any Summit Employee Plan or against the assets of any Summit Employee Plan; and (iv) each Summit Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Summit, OrCAD, the Surviving Corporation or any Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Summit or any affiliates, threatened by the IRS or DOL with respect to any Summit Employee Plan; and (vi) to Summit's knowledge neither Summit nor any Affiliate is subject to any penalty or tax with respect to any Summit Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

        (e) SUMMIT PENSION PLANS. Summit does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Summit Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

        (f) MULTIEMPLOYER PLANS. At no time has Summit contributed to or been requested to contribute to any Multiemployer Plan.

        (g) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in Schedule 3.13(g), no Summit Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Summit Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Summit has never represented, promised or contracted (whether in oral or written form) to any Summit Employee (either individually or to Summit Employees as a group) that such Summit Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

        (h)  EFFECT OF TRANSACTION.

            (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 3.13(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Summit Employee Plan, Summit Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Summit Employee.

            (ii) Except as set forth on Schedule 3.13(h)(ii), no payment or benefit which will or may be made by Summit, OrCAD or any of their respective affiliates with respect to any Summit Employee will be characterized as an "excess parachute payment", within the meaning of
       Section 280G(b)(1) of the Code.

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
        (i) EMPLOYMENT MATTERS. Summit and each of its subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, in each location in which Summit or any of its subsidiaries employs persons; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Summit Employees; (iii) is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Summit Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

        (j) LABOR. No work stoppage or labor strike against Summit is pending or, to the knowledge of Summit, threatened. Except as set forth in Schedule 3.13(j), Summit is not involved in or, to the knowledge of Summit, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Summit Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on Summit. Neither Summit nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a Material Adverse Effect on Summit. Except as set forth in Schedule 3.13(j), Summit is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Summit Employees and no collective bargaining agreement is being negotiated by Summit.

    3.14  SUMMIT EMPLOYEES; LABOR MATTERS.

    To Summit's knowledge, no employee of Summit has violated any employment contract, patent disclosure agreement or non competition agreement between such employee and any former employer of such employee due to such employee being employed by Summit and disclosing to Summit trade secrets or proprietary information of such employer. To Summit's knowledge, there are no activities or proceedings of any labor union to organize any employees of Summit or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Summit or any of its subsidiaries. Summit is not, and has never been, a party to any collective bargaining agreement. Summit and its subsidiaries are in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

    3.15  ENVIRONMENTAL MATTERS.

        (a) HAZARDOUS MATERIAL. Except as reasonably would not be likely to result in Material Adverse Effect on Summit, no underground storage tanks and no Hazardous Materials, but excluding office and janitorial supplies, are present, as a result of the actions of Summit or any of its subsidiaries or any affiliate of Summit, or, to Summit's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Summit or any of its subsidiaries has at any time owned, operated, occupied or leased.

        (b) HAZARDOUS MATERIALS ACTIVITIES. Except as reasonably would not be likely to result in Material Adverse Effect on Summit (i) neither Summit nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, and (ii) neither Summit nor any of its subsidiaries has engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by

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    any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (c) PERMITS. Summit and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "SUMMIT ENVIRONMENTAL PERMITS") necessary for the conduct of Summit's and its subsidiaries' Hazardous Material Activities and other businesses of Summit and its subsidiaries as such activities and businesses are currently being conducted. Summit and its subsidiaries are in compliance in all material respects with the terms of the Summit Environmental Permits.

        (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, and to Summit's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction has since January 1, 1997 been threatened by any Governmental Entity against Summit or any of its subsidiaries concerning any Summit Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Summit or any of its subsidiaries.

    3.16 AGREEMENTS, CONTRACTS AND COMMITMENTS. Neither Summit nor any of its subsidiaries is a party to or is bound by:

        (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of Summit's Board of Directors, other than those that are terminable by Summit or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Summit's or any of its subsidiaries' ability to terminate employees at will;

        (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (c) any agreement of indemnification or any guaranty other than: (i) any agreement of indemnification or guaranty entered into in the ordinary course of business, (ii) any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business, (iii) any agreement of indemnification entered into in connection with services performed in the ordinary course of business, and
    (iv) any indemnification agreement between Summit or any of its subsidiaries and any of their respective officers, directors or employees;

        (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of Summit or any of its subsidiaries to engage in any line of business which is material to Summit and its subsidiaries taken as a whole or to compete with any person or granting any exclusive distribution rights;

        (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Summit or any of its subsidiaries or subsequent parent or sister companies after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Summit has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (f) any joint marketing or development agreement currently in force under which Summit or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any agreement pursuant to which Summit or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Summit or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

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        (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Summit and its subsidiaries taken as a whole, except for (i) any agreement, contract or commitment pursuant to which source code is provided solely for maintenance purposes, and (ii) any source code escrow agreement entered into in the ordinary course of business that solely contains provisions relating to the release of source code if Summit and/or any of its subsidiaries ceases to do business or fails to provide appropriate maintenance; or

        (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Summit product, service or technology except as a distributor in the normal course of business.

    Each Summit Contract (as defined below) is in full force and effect. Neither Summit nor any of its subsidiaries, nor to Summit's knowledge any other party to a Summit Contract, is in breach, violation or default under, and neither Summit nor any of its subsidiaries has received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Summit or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Summit Schedules pursuant to clauses (a) through (h) above or pursuant to
Section 3.9 hereof (any such agreement, contract or commitment, a "SUMMIT CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Summit Contract, or would permit any other party to seek damages, which would be reasonably likely to exceed $1 million (for any or all of such breaches, violations or defaults, in the aggregate).

    3.17 POOLING OF INTERESTS. To the knowledge of Summit, based on consultation with its independent accountants, neither Summit nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude Summit's ability to account for the Merger as a pooling of interests.

    3.18 CHANGE OF CONTROL PAYMENTS. Section 3.18 of the Summit Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of Summit as a result of or in connection with the Merger.

    3.19 STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by Summit and Merger Sub for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Summit and Merger Sub for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to OrCAD's stockholders and Summit's stockholders or at the time of the OrCAD Stockholders' Meeting or the Summit Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Summit or any of its affiliates, officers or directors should be discovered by Summit which may be required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Summit shall promptly inform OrCAD. Notwithstanding the foregoing, neither Summit nor Merger Sub makes any representation or warranty with respect to any information supplied by OrCAD which is contained in any of the foregoing documents.

    3.20 BOARD APPROVAL. The Summit and Merger Sub Boards have, as of the date of this Agreement, (i) determined that the Merger is in the best interests of Summit and Merger Sub and their respective stockholders, (ii) approved and adopted this Agreement and the Merger, and (iii) subject to the terms and conditions set forth in this Agreement, determined to recommend that the stockholders of Summit approve the issuance of shares of Summit Common Stock by virtue of the Merger.

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    3.21  FAIRNESS OPINION.  Summit's Board of Directors has received a written opinion from Black & Company dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Summit's stockholders from a financial point of view and has delivered to OrCAD a copy of such opinion.

    3.22 SECTION 203 OF THE DELAWARE LAW NOT APPLICABLE. The Summit Board has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section
203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, OrCAD (which for the purposes of this Article 4 shall include OrCAD and each of its subsidiaries) and Summit (which for the purposes of this Article 4 shall include Summit and each of its subsidiaries) shall, except to the extent that the other of them shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, each of OrCAD and Summit will promptly notify the other of any material event involving its business or operations.

    In addition and without limiting the generality of the foregoing, except as expressly contemplated or permitted by the terms of this Agreement, and except in the case of OrCAD as provided in Article 4 of the OrCAD Schedules, and except in the case of Summit as provided in Article 4 of the Summit Schedules, without the prior written consent of the other, neither OrCAD nor Summit shall during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, do any of the following and neither OrCAD nor Summit shall permit its subsidiaries to do any of the following (except as otherwise required by law):

        (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

        (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other or made available to the other, or adopt any new severance plan;

        (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights (including without limitation distribution rights) to the OrCAD Intellectual Property or products or the Summit Intellectual Property or products, as the case may be, or enter into grants to future patent rights, other than non-exclusive licenses and distribution rights in the ordinary course of business and consistent with past practice;

        (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

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        (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to agreements in effect as of the date hereof;

        (f) Issue, grant, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of OrCAD Common Stock or Summit Common Stock, as the case may be, pursuant to the exercise of stock options outstanding as of the date of this Agreement, (ii) options to purchase shares of OrCAD Common Stock or Summit Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business consistent with past practice and in accordance with stock option plans existing on the date hereof to non-officer employees, provided that the aggregate options to be granted by OrCAD or Summit shall not exceed 50,000 or 50,000, respectively, (iii) shares of OrCAD Common Stock or Summit Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of OrCAD Common Stock or Summit Common Stock, as the case may be, issuable to participants in the OrCAD ESPP or the Summit's 1996 Employee Stock Purchase Plan in accordance with their respective terms.

        (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

        (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of OrCAD or Summit, as the case may be, or enter into any material joint ventures, strategic partnerships or alliances;

        (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of OrCAD or Summit, as the case may be, except in the ordinary course of business consistent with past practice, or lend funds to any third party (other than intercompany loans in the ordinary course of business);

        (j) Incur any indebtedness for borrowed money (other than (i) in connection with the financing of ordinary course trade payables; (ii) pursuant to existing credit facilities (or any ordinary course modification, renewal or replacement thereof that does not increase the aggregate amount that can be borrowed thereunder) in the ordinary course of business; or
    (iii) in connection with leasing activities in the ordinary course of business) or guarantee any indebtedness of any person for borrowed money (except that OrCAD may guarantee any indebtedness of any subsidiary of OrCAD, and any subsidiary of OrCAD may guarantee any indebtedness of OrCAD or of any other subsidiary of OrCAD, and Summit may guarantee any indebtedness of any subsidiary of Summit, and any subsidiary of Summit may guarantee any indebtedness of Summit or of any other subsidiary of Summit), or issue or sell any debt securities or warrants or rights to acquire debt securities or guarantee any debt securities of others;

        (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract (other than: (y) offer letters and letter agreements with employees who are terminable "at will," or (z) as required by law), pay any special bonus or special remuneration to any director or employee (except to the extent contemplated by Section 2.12), or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures (including those relating to hiring); provided, however, that, subject to the approval of the

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    Internal Revenue Service, OrCAD may elect to terminate any 401(k) plan maintained by OrCAD or any of its subsidiaries; provided, further, that, in accordance with Section 5.19, OrCAD shall be permitted to terminate any 401(k) plan maintained by OrCAD or any of its subsidiaries.

        (l) Make any payments outside of the ordinary course of business for purposes of settling any dispute;

        (m) Take any action that would interfere with Summit's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the provisions of this Article IV;

        (n) Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (o) Revalue any assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practices or pursuant to arm's length transactions on commercially reasonable terms;

        (p) Amend or terminate any OrCAD Contract or Summit Contract, as applicable, except in the ordinary course of business consistent with past practices;

        (q) Waive or release any material right or claim, except in the ordinary course of business consistent with past practices; or

        (r) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through 4.1(q) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  REGISTRATION STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS.

        (a) As promptly as practicable after the execution of this Agreement, OrCAD and Summit will prepare, and file with the SEC, the Proxy Statement and Summit will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of OrCAD and Summit will respond to any comments of the SEC, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to their respective stockholders at the earliest practicable time after being declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of OrCAD and Summit will prepare and file any other documents required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of OrCAD and Summit will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Each of OrCAD and Summit will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement,

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    the Registration Statement or any Other Filing, OrCAD or Summit, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of OrCAD or Summit, such amendment or supplement.

        (b) The Proxy Statement will include the recommendation of the OrCAD Board in favor of adoption and approval of this Agreement and approval of the Merger (except that notwithstanding anything to the contrary contained in this Agreement, the OrCAD Board may withdraw, modify or refrain from making such recommendation to the extent that the OrCAD Board determines, in good faith, after consultation with outside legal counsel, that compliance with the OrCAD Board's fiduciary duties under applicable law would require it to do so). In addition, the Proxy Statement will include the recommendation of the Summit Board in favor of the issuance of shares of Summit Common Stock by virtue of the Merger (except that notwithstanding anything to the contrary contained in this Agreement, the Summit Board may withdraw, modify or refrain from making such recommendation to the extent that the Summit Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Summit Board's fiduciary duties under applicable law would require it to do so).

    5.2 MEETING OF STOCKHOLDERS. Promptly after the date hereof, OrCAD will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the OrCAD Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. OrCAD will consult with Summit and use its reasonable best efforts to hold the OrCAD Stockholders' Meeting on the same day as the Summit Stockholders' Meeting. Promptly after the date hereof, Summit will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Summit Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of Summit Common Stock by virtue of the Merger. Unless the OrCAD Board withdraws, modifies or refrains from making the recommendation set forth in Section 5.1(b) in accordance with Section 5.1(b), OrCAD will use its best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals. Unless the Summit Board withdraws, modifies or refrains from making the recommendation set forth in Section 5.1(b) in accordance with
Section 5.1(b), Summit will use its best efforts to solicit from its stockholders proxies in favor of the approval of the issuance of shares of Summit Common Stock by virtue of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals.

    5.3  CONFIDENTIALITY; ACCESS TO INFORMATION.

        (a) The parties acknowledge that OrCAD and Summit have previously executed a Non-Disclosure Agreement, dated as of August 31, 1998 (the "NON-DISCLOSURE AGREEMENT"), which Non-Disclosure Agreement will continue in full force and effect in accordance with its terms.

        (a) OrCAD will afford Summit and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of OrCAD during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations, financial condition and personnel of OrCAD, as Summit may reasonably request. Summit will afford OrCAD and its accountants, counsel and other representatives reasonable access during normal business hours

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    to the properties, books, records and personnel of Summit during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations, financial condition and personnel of Summit, as OrCAD may reasonably request. No information or knowledge obtained by either Summit or OrCAD in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein.

    5.4  NO SOLICITATION BY ORCAD.

        (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, OrCAD and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of any OrCAD Acquisition Proposal (as defined below) by any person, entity or group (other than Summit and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning OrCAD or any of its subsidiaries to, or afford any access to the properties, books or records of OrCAD or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Summit and its affiliates, agents and representatives), in connection with any OrCAD Acquisition Proposal with respect to OrCAD. For the purposes of this Agreement, an "ORCAD ACQUISITION PROPOSAL" means any proposal or offer for: (i) any merger, consolidation, sale of substantial assets or similar transactions involving OrCAD or any of its subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale by OrCAD of any shares of capital stock of OrCAD except as may be permitted pursuant to
    Article 4, (iii) without limiting clause (ii) above, the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of OrCAD; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. OrCAD will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any OrCAD Acquisition Proposal. OrCAD will (i) notify Summit within 24 hours if it receives any OrCAD Acquisition Proposal or written inquiry or any written request for information or access in connection with a potential OrCAD Acquisition Proposal and (ii) as promptly as practicable notify Summit of the significant terms and conditions of any such OrCAD Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, OrCAD and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any OrCAD Acquisition Proposal made by any person, entity or group (other than Summit or any of its affiliates); PROVIDED, HOWEVER, that nothing contained in this Agreement shall prohibit the OrCAD Board from taking and disclosing to OrCAD's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or otherwise complying with the requirements and prohibitions of such rules.

        (b) Notwithstanding anything to the contrary contained in Section 5.4(a) or elsewhere in this Agreement, prior to the Effective Time, OrCAD may, to the extent the OrCAD Board determines, in good faith, after consultation with outside legal counsel, that compliance with the OrCAD Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of Section 5.4(c), furnish information to any person, entity or group after such person, entity or group has delivered to OrCAD in writing, an unsolicited bona fide

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    OrCAD Acquisition Proposal that the OrCAD Board determines, in its good faith reasonable judgment after consultation with its independent financial advisors: (x) would result in a transaction more favorable than the Merger to the stockholders of OrCAD from a financial point of view, (y) for which financing, to the extent required, is committed and (z) is likely to be consummated (a "ORCAD SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of Section 5.4(a) or any other provisions of this Agreement, in connection with a possible OrCAD Acquisition Proposal, OrCAD may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event OrCAD receives an OrCAD Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 5.4(b)) will prevent the OrCAD Board from recommending such OrCAD Superior Proposal to its stockholders, if the OrCAD Board determines, in good faith, after consultation with outside legal counsel, that such action is required to comply with its fiduciary duties under applicable law; in such case, the OrCAD Board may (in accordance with Section 5.1(b)) withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, OrCAD may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by Section 5.2; PROVIDED, HOWEVER, that OrCAD shall (i) provide Summit at least 24 hours prior notice of any OrCAD Board meeting at which it is reasonably expected to contemplate an OrCAD Superior Proposal and (ii) not recommend to its stockholders an OrCAD Superior Proposal for a period of not less than 48 hours after Summit receives a copy of such OrCAD Superior Proposal; and PROVIDED FURTHER, that unless this Agreement is terminated pursuant to Section 7.1, nothing contained in this Section shall limit OrCAD's obligation to hold and convene the OrCAD Stockholders' Meeting (regardless of whether the recommendation of the OrCAD Board shall have been withdrawn, modified or not yet made) or to provide the OrCAD stockholders with material information relating to such meeting.

        (c) Notwithstanding anything to the contrary in this Section 5.4, OrCAD will not provide any non-public information to a third party unless: (i) OrCAD provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Non-Disclosure Agreement; and (ii) such non-public information has been previously delivered to Summit.

    5.5  NO SOLICITATION BY SUMMIT.

        (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Summit and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of any Summit Acquisition Proposal (as defined below) by any person, entity or group, or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Summit or any of its subsidiaries to, or afford any access to the properties, books or records of Summit or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group, in connection with any Summit Acquisition Proposal with respect to Summit. For the purposes of this Agreement, a "SUMMIT ACQUISITION PROPOSAL" means any proposal or offer for: (i) any merger, consolidation, sale of substantial assets or similar transactions involving Summit or any of its subsidiaries (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale by Summit of any shares of capital stock of Summit except as may be permitted pursuant to Article 4, (iii) without limiting clause (ii) above, the acquisition by any person (including without limitation by way of a tender offer or an exchange offer) of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of Summit; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Summit will

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
    immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Summit Acquisition Proposal. Summit will (i) notify OrCAD within 24 hours if it receives any Summit Acquisition Proposal or written inquiry or any written request for information or access in connection with a potential Summit Acquisition Proposal and (ii) as promptly as practicable notify OrCAD of the significant terms and conditions of any such Summit Acquisition Proposal. In addition, subject to the other provisions of this Section 5.5, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Summit and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Summit Acquisition Proposal made by any person, entity or group; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prohibit the Summit Board from taking and disclosing to Summit's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or otherwise complying with the requirements and prohibitions of such rules.

        (b) Notwithstanding anything to the contrary contained in Section 5.5(a) or elsewhere in this Agreement, prior to the Effective Time, Summit may, to the extent the Summit Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Summit Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of
    Section 5.5(c), below, furnish information to any person, entity or group after such person, entity or group has delivered to Summit in writing, an unsolicited bona fide Summit Acquisition Proposal that the Summit Board determines, in its good faith reasonable judgment after consultation with its independent financial advisors: (x) would result in a transaction more favorable than the Merger to the stockholders of Summit from a financial point of view, (y) for which financing, to the extent required, is committed and (z) is likely to be consummated (a "SUMMIT SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of Section 5.5(a) above or any other provisions of this Agreement, in connection with a possible Summit Acquisition Proposal, Summit may refer any third party to this Section 5.5 or make a copy of this Section 5.5 available to a third party. In the event Summit receives a Summit Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) will prevent the Summit Board from recommending such Summit Superior Proposal to its stockholders, if the Summit Board determines, in good faith, after consultation with outside legal counsel, that such action is required to comply with its fiduciary duties under applicable law; in such case, the Summit Board may (in accordance with Section 5.1(b)) withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, Summit may refrain from soliciting proxies to secure the vote of its stockholders as may otherwise be required by Section 5.2; PROVIDED, HOWEVER, that Summit shall (i) provide OrCAD at least 24 hours prior notice of any Summit Board meeting at which it is reasonably expected to contemplate a Summit Superior Proposal and (ii) not recommend to its stockholders a Summit Superior Proposal for a period of not less than 48 hours after OrCAD receives a copy of such Summit Superior Proposal and PROVIDED FURTHER, that unless this Agreement is terminated pursuant to
    Section 7.1, nothing contained in this Section shall limit Summit's obligation to hold and convene the Summit Stockholders' Meeting (regardless of whether the recommendation of the Summit Board shall have been withdrawn, modified or not yet made) or to provide the Summit stockholders with material information relating to such meeting.

        (c) Notwithstanding anything to the contrary in this Section 5.5, Summit will not provide any non-public information to a third party unless: (i) Summit provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Non-Disclosure Agreement; and (ii) such non-public information has been previously delivered to OrCAD.

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
    5.6 PUBLIC DISCLOSURE. Summit and OrCAD will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, an OrCAD Acquisition Proposal or a Summit Acquisition Proposal, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market System. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

    5.7 LEGAL REQUIREMENTS. Each of Summit, Merger Sub and OrCAD will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Summit will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of shares of Summit Common Stock pursuant hereto. OrCAD will use its reasonable best efforts to assist Summit as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the issuance of shares of Summit Common Stock pursuant hereto.

    5.8 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Summit and OrCAD will each use its commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    5.9 NOTIFICATION OF CERTAIN MATTERS. Summit and Merger Sub will give prompt notice to OrCAD, and OrCAD will give prompt notice to Summit, after obtaining knowledge of (a) the occurrence, or non-occurrence, of any event that would be reasonably likely to cause (x) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (y) any material failure of Summit and Merger Sub or OrCAD, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the conditions set forth in
Section 6.2(b) or 6.3(b), as the case may be, would not be satisfied as a result thereof, or (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    5.10 BEST EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of Summit and OrCAD under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither Summit nor OrCAD nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

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
    5.11  STOCK OPTIONS.

        (a) At the Effective Time, each outstanding option to purchase shares of OrCAD Common Stock (each a "ORCAD STOCK OPTION") under the OrCAD Stock Option Plans, whether or not exercisable, will be assumed by Summit. Each OrCAD Stock Option so assumed by Summit under this Agreement will continue to have, and be subject to, the same terms and conditions (including vesting conditions) set forth in the applicable OrCAD Stock Option Plan immediately prior to the Effective Time and the Stock Option by which it is evidenced, except that (i) each OrCAD Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Summit Common Stock equal to the product of the maximum number of shares of OrCAD Common Stock that could be issuable upon exercise of such OrCAD Stock Option if all vesting conditions are satisfied multiplied by the Exchange Ratio, rounded to the nearest whole share of Summit Common Stock and (ii) the per share exercise price for the Summit Common Stock issuable upon exercise of such assumed OrCAD Stock Option will be equal to the quotient determined by dividing the exercise price per share of OrCAD Common Stock at which such OrCAD Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent. After the Effective Time, Summit will issue to each holder of an outstanding OrCAD Stock Option a notice describing the foregoing assumption of such OrCAD Stock Option by Summit. It is intended that OrCAD Stock Options assumed by Summit shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent OrCAD Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.11 shall be applied consistent with such intent.

        (b) Summit will reserve sufficient shares of Summit Common Stock for issuance under Section 5.11 and under Section 1.6(c) hereof.

        (c) OrCAD shall take such actions as are necessary to shorten the Offering Period (as such term is used in the OrCAD ESPP) then in progress by setting up a new Purchase Date (as such term is used in OrCAD ESPP) to be the last trading day on which the shares of OrCAD Common Stock are quoted on the Nasdaq National Market immediately prior to the Effective Time (the "Final OrCAD Purchase Date"); provided, that, such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final OrCAD Purchase Date, OrCAD shall apply the funds credited as of such date under the OrCAD ESPP within each participant's payroll withholdings account to the purchase of whole shares of OrCAD Common Stock in accordance with the terms of the OrCAD ESPP. The cost to each participant in the OrCAD ESPP for a share of OrCAD Common Stock shall be the lower of 85% of the closing sale price of OrCAD Common Stock on the Nasdaq National Market on (i) the first day of the then current Offering Period or (ii) the Final OrCAD Purchase Date.

        (d) Employees of OrCAD as of the Effective Time shall be permitted to participate in Summit's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan.

    5.12 FORM S-8. Summit will file a Registration Statement on Form S-8 for the shares of Summit Common Stock issuable with respect to assumed OrCAD Stock Options as soon as reasonably practical after the Effective Time (not to exceed five business days) and will use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options remain outstanding.

    5.13 NASDAQ LISTING. Summit agrees to authorize for listing on the Nasdaq National Market System the shares of Summit Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

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
    5.14 ORCAD AFFILIATE AGREEMENT. Set forth on the OrCAD Schedules is a list of those persons who may be deemed to be, in OrCAD's reasonable judgment, affiliates of OrCAD within the meaning of Rule 145 promulgated under the Securities Act (each a "ORCAD RULE 145 AFFILIATE"). OrCAD will provide Summit with such information and documents as Summit reasonably requests for purposes of reviewing such list. OrCAD will use its reasonable best efforts to deliver or cause to be delivered to Summit, as promptly as practicable on or following the date hereof, from each OrCAD Rule 145 Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT C (the "ORCAD AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Summit will be entitled to place appropriate legends on the shares of Summit Common Stock to be received by an OrCAD Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Summit Common Stock, consistent with the terms of the OrCAD Affiliate Agreement.

    5.15 SUMMIT AFFILIATE AGREEMENT. Set forth on the Summit Schedules is a list of those persons who may be deemed to be, in Summit's reasonable judgment, affiliates of Summit within the meaning of Rule 145 promulgated under the Securities Act (each a "SUMMIT RULE 145 AFFILIATE"). Summit will provide OrCAD with such information and documents as OrCAD reasonably requests for purposes of reviewing such list. Summit will use its reasonable best efforts to deliver or cause to be delivered to Summit, as promptly as practicable on or following the date hereof, from each Summit Rule 145 Affiliate an executed affiliate agreement in substantially the form attached hereto as EXHIBIT D (the "SUMMIT AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time.

    5.16 COMFORT LETTER. At the request of Summit, OrCAD shall use reasonable best efforts to cause KPMG Peat Marwick LLP, certified public accountants to OrCAD, to provide a letter reasonably acceptable to Summit, relating to their review of the financial statements relating to OrCAD contained in or incorporated by reference in the Registration Statement. If Summit makes such a request, then Summit shall use reasonable best efforts to cause PriceWaterhouseCoopers, certified public accountants to Summit, to provide a letter reasonably acceptable to OrCAD, relating to their review of the financial statements relating to Summit contained in or incorporated by reference in the Registration Statement.

    5.17 POOLING. Prior to the earlier of termination of this Agreement and the Effective Time, neither OrCAD nor Summit will take any action that could interfere with Summit's ability to account for the Merger as a pooling of interests.

    5.18 CONTINUE NASDAQ QUOTATION. OrCAD shall continue the quotation of OrCAD Common Stock and Summit shall continue the quotation of Summit Common Stock on The Nasdaq National Market to the extent necessary so that appraisal rights will not be available to stockholders of OrCAD under Delaware Law.

    5.19 ORCAD 401(k) PLAN. At the request of Summit, OrCAD shall take all necessary corporate action to terminate, or cause its subsidiaries to terminate, as the case may be, all 401(k) plans maintained by OrCAD or any of its subsidiaries.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of OrCAD; and the issuance of shares of Summit Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under applicable law and the rules of the National Association of Securities Dealers, Inc. by the stockholders of Summit.

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
        (b) REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

        (c) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

        (d) TAX OPINIONS. Summit and OrCAD shall each have received substantially identical written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, P.C. and Ater Wynne LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; PROVIDED, HOWEVER, that if the counsel to either Summit or OrCAD does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

        (e) NASDAQ LISTING. The shares of Summit Common Stock issuable to stockholders of OrCAD pursuant to this Agreement and such other shares of Summit Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for quotation on the Nasdaq National Market System upon official notice of issuance.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ORCAD. The obligation of OrCAD to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by OrCAD:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Summit and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date except (i) to the extent that the failure of such representations and warranties (other than the representation in Sections 3.2, 3.3 and 3.22) to be true and correct in each case or in the aggregate does not constitute a Material Adverse Effect on Summit, (ii) for changes contemplated by this Agreement and (iii) for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date except to the extent that the failure of such representations and warranties to have been true and correct as of such particular date does not constitute a Material Adverse Effect on Summit) (it being understood that, for purposes of determining the accuracy of such representations and warranties all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). OrCAD shall have received a certificate with respect to the foregoing signed on behalf of Summit and Merger Sub by their respective Chief Executive Officers and the Chief Financial Officers.

        (b) AGREEMENTS AND COVENANTS. Summit and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and OrCAD shall have received a certificate to such effect signed on behalf of Summit and Merger Sub by their respective Chief Executive Officers and the Chief Financial Officers.

        (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on Summit, nor shall there exist any condition that, to the knowledge of the

    Chief Executive Officer and the Chief Financial Officer of Summit, would reasonably be expected to result in a Material Adverse Effect on Summit; and OrCAD shall have received a certificate signed on behalf of Summit by the Chief Executive Officer and the Chief Financial Officer of Summit to such effect. For purposes of this Section 6.2(c), neither (i) a decrease in the trading price of Summit Common Stock from the trading price on the date of this Agreement, nor (ii) any adverse development in the results of operations of Summit for the quarter ending September 30, 1998 shall constitute a "Material Adverse Effect."

        (d) OPINION OF ACCOUNTANTS. OrCAD shall have received a letter from KPMG Peat Marwick LLP dated within two (2) business days prior to the Effective Time regarding its concurrence with the conclusion of OrCAD management as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

        (e) CONSENTS. Summit shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby under the agreements, contracts, licenses or leases set forth on Schedule 6.2(e) of the OrCAD Schedules.

        (f) ELECTION OF BOARD. Summit shall have amended its bylaws, reconstituted its Board and elected and delegated powers and duties to the committees as required by Exhibit E, effective as of the Effective Time.

        (g) ELECTION OF OFFICERS. Larry Gerhard shall have resigned as President of Summit (retaining the office of Chief Executive Officer), and the Board of Summit shall have appointed Michael Bosworth as President and Chief Operating Officer of Summit effective as of the Effective Time. The Board of Summit shall have appointed such additional executive officers of Summit as are reasonably acceptable to each of Mr. Gerhard and Mr. Bosworth.

        (h) RESERVATION OF SHARES. The Board of Summit shall have caused to be reserved all shares necessary to consummate the Merger, and shall have authorized their delivery in accordance with the terms of this Agreement, and certified copies of the minutes establishing the foregoing shall have been delivered to OrCAD.

        (i) REVENUE. Summit shall have recognized aggregate revenue in accordance with GAAP applied consistently with prior periods of not less than $10,080,000 for the quarter ending September 30, 1998.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SUMMIT AND MERGER SUB. The obligations of Summit and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Summit:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of OrCAD contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date except (i) to the extent that the failure of such representations and warranties (other than the representations in Sections 2.2, 2.3, 2.19 and 2.22) to be true and correct in each case or in the aggregate does not constitute a Material Adverse Effect on OrCAD, (ii) for changes contemplated by this Agreement and
    (iii) for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date except to the extent that the failure of such representations and warranties to be true and correct as of such particular date does not constitute a Material Adverse Effect on OrCAD) (it being understood that, for purposes of determining the accuracy of such representations and warranties all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded).

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
    Summit shall have received a certificate with respect to the foregoing signed on behalf of OrCAD by the Chief Executive Officer and the Chief Financial Officer of OrCAD.

        (b) AGREEMENTS AND COVENANTS. OrCAD shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Summit shall have received a certificate to such effect signed on behalf of OrCAD by the Chief Executive Officer and the Chief Financial Officer of OrCAD.

        (c) NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect on OrCAD, nor shall there exist any condition that, to the knowledge of the Chief Executive Officer and the Chief Financial Officer of OrCAD, would reasonably be expected to result in a Material Adverse Effect on OrCAD; and Summit shall have received a certificate signed on behalf of OrCAD by the Chief Executive Officer and the Chief Financial Officer of OrCAD to such effect. For purposes of this
    Section 6.3(c), neither (i) a decrease in the trading price of OrCAD Common Stock from the trading price on the date of this Agreement, nor (ii) any adverse development in the results of operations of OrCAD for the quarter ending September 30, 1998 shall constitute a "Material Adverse Effect."

        (d) OPINION OF ACCOUNTANTS. Summit shall have received a letter from PriceWaterhouseCoopers dated within two (2) business days prior to the Effective Time regarding its concurrence with the conclusion of Summit management as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement. PriceWaterhouse Coopers shall have received a letter from KPMG Peat Marwick LLP dated within two (2) business days prior to the Effective Time regarding its concurrence with the conclusion of OrCAD management as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

        (e) CONSENTS. OrCAD shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby under the agreements, contracts, licenses or leases set forth on Schedule 6.3(e) of the Summit Schedules.

        (f) REVENUE. OrCAD shall have recognized aggregate revenue in accordance with GAAP applied consistently with prior periods of not less than $10,980,000 for the quarter ending September 30, 1998.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of OrCAD or the approval of the issuance of Summit Common Stock in connection with the Merger by the stockholders of Summit:

        (a) by mutual written consent duly authorized by the Boards of Directors of Summit and OrCAD;

        (b) by either OrCAD or Summit if the Merger shall not have been consummated by January 31, 1999 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (c) by either OrCAD or Summit if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

        (d) by either OrCAD or Summit if the required approvals of the stockholders of OrCAD or the stockholders of Summit contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain approval by such party's stockholders shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement);

        (e) by Summit at any time prior to the approval of the Merger by OrCAD's stockholders, if the OrCAD Board recommends an OrCAD Superior Proposal to the stockholders of OrCAD or if the OrCAD Board shall have withheld, withdrawn or modified in a manner adverse to Summit its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

        (f) by OrCAD at any time prior to the approval of the Merger by Summit's stockholders, if the Summit Board recommends a Summit Superior Proposal to the stockholders of Summit or if the Summit Board shall have withheld, withdrawn or modified in a manner adverse to OrCAD its recommendation in favor of the issuance of shares of Summit Common Stock by virtue of the Merger;

        (g) by OrCAD, upon a breach of any representation, warranty, covenant or agreement on the part of Summit set forth in this Agreement, or if any representation or warranty of Summit shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in Summit's representations and warranties or breach by Summit is curable by Summit through the exercise of its commercially reasonable efforts by the date identified in Section 7.1(b), then OrCAD may not terminate this Agreement under this Section 7.1(g) before that date, provided Summit continues to exercise such commercially reasonable efforts to cure such breach up until that date (it being understood that OrCAD may not terminate this Agreement pursuant to this Section 7.1(g) if it shall have materially breached this Agreement and its breach is the proximate cause of Summit's breach or inaccuracy); or

        (h) by Summit, upon a breach of any representation, warranty, covenant or agreement on the part of OrCAD set forth in this Agreement, or if any representation or warranty of OrCAD shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in OrCAD's representations and warranties or breach by OrCAD is curable by OrCAD through the exercise of its commercially reasonable efforts by the date identified in Section 7.1(b), then Summit may not terminate this Agreement under this Section 7.1(h) before that date, provided OrCAD continues to exercise such commercially reasonable efforts to cure such breach up until that date (it being understood that Summit may not terminate this Agreement pursuant to this Section 7.1(h) if it shall have materially breached this Agreement and its breach is the proximate cause of OrCAD's breach or inaccuracy).

    7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Non-Disclosure Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3  FEES AND EXPENSES.

        (a) GENERAL. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that Summit and OrCAD shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

        (b)  ORCAD PAYMENTS.

            (i) If either (x) the OrCAD Board shall have withheld, withdrawn or modified in a manner adverse to Summit its recommendation in favor of adoption and approval of this Agreement and approval of the Merger and at that time Summit shall not have materially breached this Agreement and there shall be no Material Adverse Effect on Summit, or (y) the OrCAD Board recommends an OrCAD Superior Proposal to the stockholders of OrCAD and at that time Summit shall not have materially breached this Agreement and there shall be no Material Adverse Effect on Summit, OrCAD shall pay to Summit an amount equal to $2,500,000 within one business day following the earlier to occur of (A) termination of this Agreement pursuant to
       Section 7.1(e) hereof or (B) an OrCAD Negative Vote (as defined below);

            (ii) If no payment shall be required pursuant to clause 7.3(b)(i) above, and if: (x) the vote of the stockholders of OrCAD approving and adopting this Agreement and approving the Merger shall not have been obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "ORCAD NEGATIVE VOTE"), and (y) prior to such OrCAD Negative Vote there shall have occurred an OrCAD Acquisition Proposal with respect to OrCAD which shall have been publicly disclosed and not withdrawn prior to such meeting (a "ORCAD COMPETING PROPOSAL"), and (z) within 9 months following such OrCAD Negative Vote, OrCAD shall enter into a definitive agreement with respect to an OrCAD Acquisition (as defined below) or the OrCAD Board shall recommend to the OrCAD stockholders that they accept a tender or exchange offer for 25% or more of the OrCAD Common Stock, THEN, provided that there shall have not occurred a Material Adverse Effect on Summit prior to the OrCAD Negative Vote and provided that Summit shall not have materially breached this Agreement, OrCAD shall pay to Summit an amount equal to $2,500,000 within one business day following, as the case may be (1) consummation of an OrCAD Acquisition within 15 months following the OrCAD Negative Vote or (2) consummation of such tender or exchange offer. For the purposes of this Agreement, an "ORCAD ACQUISITION" means any transaction or series of transactions involving
       (i) any merger, consolidation or similar business combination in which stockholders of OrCAD immediately prior to the transaction hold less than 50% of the outstanding capital stock of the surviving entity, or any sale of substantial assets (including without limitation capital stock of subsidiaries) having a fair market value in excess of 50% of the fair market value of all the assets of OrCAD and its subsidiaries immediately prior to such transaction (or series of transactions) or similar transaction involving OrCAD or any of its material subsidiaries, (ii) any sale by OrCAD of any shares of capital stock of OrCAD which would, upon issuance, represent more than 50% of the outstanding shares of capital stock of OrCAD, other than in an underwritten public offering or private placement in which no entity or group obtained a majority of the stock thus sold, or (iii) the acquisition (including without limitation by way of a tender offer or an exchange offer) by any person or "group," as "group" is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder, of beneficial ownership or a right to acquire beneficial ownership of, 50% or more of the then outstanding shares of capital stock of OrCAD; or the formation of any "group" that, as of the time of formation, owns such stock or such rights.

        (c)  SUMMIT PAYMENTS.

            (i) If either (x) the Summit Board shall have withheld, withdrawn or modified in a manner adverse to OrCAD its recommendation in favor of the issuance of shares of Summit Common Stock by virtue of the Merger and at that time OrCAD shall not have materially breached this Agreement and there shall be no Material Adverse Effect on OrCAD, or (y) the Summit Board recommends a Summit Superior Proposal to the stockholders of Summit and at that time OrCAD shall not have materially breached this Agreement and there shall be no Material Adverse Effect on OrCAD, Summit shall pay to OrCAD an amount equal to $2,500,000 within one business day following the earlier to occur of (A) termination of this Agreement pursuant to
       Section 7.1(f) hereof or (B) a Summit Negative Vote (as defined below);

            (ii) If no payment shall be required pursuant to clause 7.3(c)(i) above, and if: (x) the vote of the stockholders of Summit approving the issuance of shares of Summit Common Stock by virtue of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "SUMMIT NEGATIVE VOTE"), and (y) prior to such Summit Negative Vote there shall have occurred a Summit Acquisition Proposal with respect to Summit which shall have been publicly disclosed and not withdrawn prior to such meeting (a "SUMMIT COMPETING PROPOSAL"), and (z) within 9 months following such Summit Negative Vote, Summit shall enter into a definitive agreement with respect to a Summit Acquisition (as defined below) or the Summit Board shall recommend to the Summit stockholders that they accept a tender or exchange offer for 25% or more of the Summit Common Stock, THEN, provided that there shall have not occurred a Material Adverse Effect on OrCAD prior to the Summit Negative Vote and provided that OrCAD shall not have materially breached this Agreement, Summit shall pay to OrCAD an amount equal to $2,500,000 within one business day following, as the case may be (1) consummation of a Summit Acquisition within 15 months following the Summit Negative Vote or
       (2) consummation of such tender or exchange offer. For the purposes of this Agreement, a "SUMMIT ACQUISITION" means any transaction or series of transactions involving (i) any merger, consolidation or similar business combination in which stockholders of Summit immediately prior to the transaction hold less than 50% of the outstanding capital stock of the surviving entity, or any sale of substantial assets (including without limitation capital stock of subsidiaries) having a fair market value in excess of 50% of the fair market value of all the assets of Summit and its subsidiaries immediately prior to such transaction (or series of transactions) or similar transaction involving Summit or any of its material subsidiaries, (ii) any sale by Summit of any shares of capital stock of Summit which would, upon issuance, represent more than 50% of the outstanding shares of capital stock of Summit, other than in an underwritten public offering or private placement in which no entity or group obtained a majority of the stock thus sold, or (iii) the acquisition (including without limitation by way of a tender offer or an exchange offer) by any person or "group," as "group" is defined under
       Section 13(d) of the Exchange Act and the rules and regulations thereunder, of beneficial ownership or a right to acquire beneficial ownership of, 50% or more of the then outstanding shares of capital stock of Summit; or the formation of any "group" that, as of the time of formation, owns such stock or such rights.

        (d) Payment of the fees described in Section 7.3(b) and Section 7.3(c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of OrCAD, Summit and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

        (a) if to Summit or Merger Sub, to:

                           Summit Design, Inc.
                           9305 S.W. Gemini Drive
                           Beaverton, OR 97008
                           Attention: Chief Executive Officer
                           Telephone No.: (503) 643-9281
                           Facsimile No.: (503) 646-9320

           with a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention: Steven V. Bernard
                           Telephone No.: (650) 493-9300
                           Facsimile No.: (650) 493-6811

        (b) if to OrCAD, to:

                           OrCAD, Inc.
                           9300 S.W. Nimbus
                           Beaverton, OR 97008
                           Attention: Chief Executive Officer
                           Telephone No.: (503) 672-4800
                           Facsimile No.: (503) 671-9502

           with a copy to:

                           Ater Wynne LLP
                           222 SW Columbia, Suite 1800
                           Portland, Oregon 97201
                           Attention: William C. Campbell
                           Telephone No.: (503) 226-1191
                           Facsimile No.: (503) 226-0079

    8.3  INTERPRETATION; KNOWLEDGE.

        (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

        (b) For purposes of this Agreement (i) as it relates to Summit, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of any of the persons listed in Section 8.3(b) of the Summit Schedules and (ii) as it relates to OrCAD, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of any of the persons listed in Section 8.3(b) of the OrCAD Schedules.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the OrCAD Schedules and the Summit Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Non-Disclosure Agreement shall continue in full force and effect until the Effective Time and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

    8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the City of Portland, Oregon, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.11 WAIVER OF JURY TRIAL. EACH OF Summit, OrCAD AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF Summit, OrCAD OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

SUMMIT DESIGN, INC.                               ORCAD, INC.

By:      /s/ Larry J. Gerhard                     By:      /s/ Michael F. Bosworth
   ------------------------------------------     ------------------------------------------
Print:   Larry J. Gerhard                         Print:   Michael F. Bosworth
------------------------------------------        ------------------------------------------
Title:   President & CEO                          Title:   President & CEO
------------------------------------------        ------------------------------------------

HOOD ACQUISITION CORP.

By:      /s/ Larry J. Gerhard
   ------------------------------------------
Print:   Larry J. Gerhard
------------------------------------------
Title:   President & CEO
------------------------------------------

                                                                 EXHIBIT A

                            ORCAD VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of September ____, 1998, between Summit Design, Inc., a Delaware corporation ("SUMMIT"), and the undersigned stockholder ("STOCKHOLDER") of OrCad, Inc., a Delaware corporation (the "COMPANY").

                                   RECITALS

     A. Concurrently with the execution of this Agreement, Summit, the Company and Hood Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Summit ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, all of the shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of Summit on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, Summit desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.        AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES.

          1.1 AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the matters set forth in clause (x) or (y) of this Section 1.1, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the matters set forth in clause (x) or (y) of this Section 1.1, Stockholder shall vote the Shares and any New Shares (as defined below) in favor of (x) approval of the Merger Agreement and the Merger and (y) any matter that could reasonably be expected to facilitate the Merger.

          1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the termination of this Agreement in accordance with Section 6 ("NEW SHARES") shall be subject to the terms and conditions of this

Agreement to the same extent as if they constituted Shares.

     2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Summit a proxy in the form attached hereto as Annex A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

     3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder represents and warrants that he, she or it: (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Summit, to carry out the intent of this Agreement.

     5. CONSENTS AND WAIVERS. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of: (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the date and time the Merger Agreement is terminated in accordance with its terms.

     7.   MISCELLANEOUS.

          7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. Stockholder acknowledges and agrees that, until termination of this Agreement pursuant to
Section 6 hereof, Stockholder shall only transfer Shares and New Shares, if any, to persons who shall have first agreed in writing to be bound by the terms of this Agreement and who shall have executed an irrevocable proxy in the form attached hereto as Annex A.

          7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Summit will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Summit upon any such violation, Summit shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Summit at law or in equity.

          7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered in person, by telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to Summit:            Summit Design, Inc.
                                   9305 S.W. Gemini Drive
                                   Beaverton, OR 97008
                                   Attn: Chief Executive Officer
                                   Fax:  503-646-9320

          With a copy  to:         Wilson Sonsini Goodrich & Rosati, P.C.
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Attn:     Steven V. Bernard
                                   Fax: (650) 493-6811

          If to the Stockholder:   To the address for notice set forth on the
                                   last page hereof.

          With a copy to:          Ater Wynne LLP
                                   222 SW Columbia, Suite 1800
                                   Portland, Oregon 97201
                         Attn:     William Campbell
                         Fax:      (503) 226-0079

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to conflicts of laws principles thereof).

          7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date and year first above written.

                              SUMMIT DESIGN, INC.


                              By:
                              Name:
                              Title:


                              Stockholder:



                              Stockholder's Address for Notice:







                              Number of Shares of
                              Common Stock Beneficially Owned:
                              __________________________________



                               [ORCAD VOTING AGREEMENT]

ANNEX A

                                  IRREVOCABLE PROXY


     The undersigned stockholder of OrCad, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints the members of the Board of Directors of Summit Design, Inc., a Delaware corporation ("SUMMIT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "SHARES"), and any and all other securities or shares of capital stock of the Company that the undersigned purchases or with respect to which the undersigned otherwise acquires beneficial ownership on or after the date hereof, until the earlier to occur of (i) such time as the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of September ____, 1998 (the "MERGER AGREEMENT"), among Summit, Hood Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Summit ("MERGER SUB"), and the Company, including the Merger (as defined in the Merger Agreement), are effective and (ii) the date that the Merger Agreement is terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other securities or shares of capital stock of the Company that the undersigned purchases or with respect to which the undersigned otherwise acquires beneficial ownership on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of September ____, 1998 between Summit and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Summit entering into the Merger Agreement. Summit and the undersigned stockholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for Summit to enter into the Merger Agreement, and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger at every annual, special or adjourned meeting of the Company stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares and other securities subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. The undersigned stockholder may vote the Shares and other securities subject hereto on all other matters.

          Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:    September _____, 1998

          Signature of Stockholder:

          Print Name of Stockholder:

          Number of Shares of Common Stock Beneficially Owned:__________________




                                 [IRREVOCABLE PROXY]

                                                                      EXHIBIT B

                       SUMMIT DESIGN VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of September ____, 1998, between OrCad, Inc., a Delaware corporation (the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of Summit Design, Inc., a Delaware corporation ("SUMMIT").

                                 RECITALS

     A. Concurrently with the execution of this Agreement, Summit, the Company and Hood Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Summit ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, all of the shares of capital stock of the Company will be converted into the right to receive shares of Common Stock of Summit on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), of such number of shares of the outstanding Common Stock of Summit as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, the Company desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares and any other such shares of capital stock of Summit so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.        AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES.

          1.1 AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of Summit called with respect to any of the matters set forth in clause (x) or (y) of this Section 1.1, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Summit with respect to any of the matters set forth in clause (x) or (y) of this
Section 1.1, Stockholder shall vote the Shares and any New Shares (as defined below) in favor of (x) the issuance of shares of Summit Common Stock by virtue of the Merger and (y) any matter that could reasonably be expected to facilitate the issuance of shares of Summit Common Stock by virtue of the Merger.

          1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of Summit that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the termination of this Agreement in accordance with Section 6 ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Annex A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

     3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder represents and warrants that he, she or it: (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Summit other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the intent of this Agreement.

     5. CONSENTS AND WAIVERS. Stockholder hereby gives any consents or waivers that are reasonably required for the issuance of shares of Summit Common Stock by virtue of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of: (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the date and time the Merger Agreement is terminated in accordance with its terms.

     7.   MISCELLANEOUS.

          7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. Stockholder acknowledges and agrees that, until termination of this Agreement pursuant to Section 6 hereof, Stockholder shall only transfer Shares and New Shares, if any, to persons who shall have first agreed in writing to be bound by the terms of this Agreement and who shall have executed an irrevocable proxy in the form attached hereto as Annex A.

          7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

          7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered in person, by telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to the Company:       OrCad, Inc.
                                   9300 S.W. Nimbus
                                   Beaverton, OR 97008
                                   Attn: Chief Executive Officer
                                   Fax:  (503) 671-9502

          With a copy to:          Ater Wynne LLP
                                   222 SW Columbia, Suite 1800
                                   Portland, Oregon 97201
                                   Attn: William Campbell
                                   Fax: (503) 226-0079

          If to the Stockholder:   To the address for notice set forth on the
                                   last page hereof.

          With a copy  to:         Wilson Sonsini Goodrich & Rosati, P.C.
                                   650 Page Mill Road
                                   Palo Alto, California 94304-1050
                                   Attn: Steven V. Bernard
                                   Fax: (650) 493-6811

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to conflicts of laws principles thereof).

          7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date and year first above written.

                              ORCAD, INC.



                              By:
                              Name:
                              Title:


                              Stockholder:



                              Stockholder's Address for Notice:







                              Number of Shares of
                              Common Stock Beneficially Owned: ______________










                           [SUMMIT DESIGN VOTING AGREEMENT]

ANNEX A

                                  IRREVOCABLE PROXY


     The undersigned stockholder of Summit Design, Inc., a Delaware corporation ("SUMMIT"), hereby irrevocably appoints the members of the Board of Directors of OrCad, Inc., a Delaware corporation ("ORCAD"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Summit beneficially owned by the undersigned, which shares are listed on the final page of this Irrevocable Proxy (the "SHARES"), and any and all other securities or shares of capital stock of Summit that the undersigned purchases or with respect to which the undersigned otherwise acquires beneficial ownership on or after the date hereof, until the earlier to occur of (i) such time as the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of September ____, 1998 (the "MERGER AGREEMENT"), among Summit, Hood Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Summit ("MERGER SUB"), and OrCad, including the Merger (as defined in the Merger Agreement), are effective and (ii) the date that the Merger Agreement is terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other securities or shares of capital stock of Summit that the undersigned purchases or with respect to which the undersigned otherwise acquires beneficial ownership on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of September ____, 1998 between OrCad and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of OrCad entering into the Merger Agreement. OrCad and the undersigned stockholder agree and acknowledge that the grant of this irrevocable proxy is a material inducement for OrCad to enter into the Merger Agreement, and is therefore coupled with an interest and irrevocable. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned in favor of the issuance of shares of Summit Common Stock by virtue of the Merger and any matter that could reasonably be expected to facilitate the issuance of shares of Summit Common Stock by virtue of the Merger, at every annual, special or adjourned meeting of Summit stockholders, and in every written consent in lieu of such a meeting, or otherwise.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares and other securities subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Summit and in every written consent in lieu of such meeting, in favor of the issuance of shares of Summit Common Stock by virtue of the Merger and any matter that could reasonably be expected to facilitate the issuance of shares of Summit Common Stock by virtue of the Merger. The undersigned stockholder may vote the Shares and other securities subject hereto on all other matters.

          Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: September ____, 1998

       Signature of Stockholder:

       Print Name of Stockholder:

       Number of Shares of Common Stock Beneficially Owned:___________________


















                                 [IRREVOCABLE PROXY]

                                                                       EXHIBIT C

                          ORCAD AFFILIATE AGREEMENT


                            September ____, 1998


Summit Design, Inc.
9305 S.W. Gemini Drive
Beaverton, OR 97008

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of September ___, 1998, by and among Summit Design, Inc., a Delaware corporation ("Summit"), Hood Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Summit ("Merger Sub"), and OrCad, Inc., a Delaware corporation ("OrCad"), which provides for the merger (the "Merger") of Merger Sub with and into OrCad. Pursuant to the Merger, shares of the Common Stock of OrCad ("OrCad Common Stock") will be converted into shares of Common Stock of Summit ("Summit Common Stock") on the basis described in the Merger Agreement.

     The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"); that the undersigned may be deemed to be an "affiliate" of OrCad within the meaning of Rule 145; that the Merger is intended to be a "pooling of interests" for financial accounting purposes; and that, accordingly, the Summit Common Stock that the undersigned will acquire in connection with the Merger may be disposed of only in conformity with the provisions of Rule 145 and the other limitations described herein.

     The undersigned understands that the Merger will not be accounted for as a pooling of interests unless, among other things, affiliates of OrCad comply with the requirements of Section 1(d) below. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by the accountants and counsel for Summit and for OrCad in rendering opinions regarding accounting and other legal consequences of the Merger.

     The capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

     1. In consideration of the benefits accruing to the undersigned as a result of the Merger, the undersigned represents, warrants and agrees as follows:

          (a) The undersigned has full power to execute this Affiliate Agreement and to make the representations, warranties and agreements herein and to perform the undersigned's obligations hereunder.

          (b) Appendix A attached hereto sets forth all the Summit Common Stock owned or to be received by the undersigned in connection with the transactions contemplated by the Merger Agreement, if any, including all other equity securities of OrCad, or rights to acquire any of the foregoing, as to which the undersigned has sole or shared voting or investment power.

          (c) The undersigned will not sell, transfer or dispose of any Summit Common Stock or other equity securities of Summit that the undersigned may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected as provided in Section 3 hereof (provided that the undersigned may make bona fide gifts of Restricted Securities without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of any of the Restricted Securities except as provided herein).

          (d) Notwithstanding any provision of this Affiliate Agreement to the contrary, in accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Summit's public announcement of financial results covering at least 30 days of combined operations of Summit and OrCad or (ii) the Merger Agreement is terminated in accordance with its terms, the undersigned will not sell, exchange, transfer, pledge, distribute or otherwise dispose of (collectively a "Transfer") or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to:
(i) any shares of OrCad Common Stock, except pursuant to and upon the consummation of the Merger or (ii) any Summit Common Stock received by the undersigned in the Merger or any Summit Common Stock received by the undersigned upon exercise of options assumed by Summit in connection with the Merger.

     2. Summit agrees to use its reasonable best efforts to (i) file all reports and data with the Securities and Exchange Commission (the "SEC") necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act and
(ii) publish as soon as reasonably practicable and file on a timely basis, consistent with its normal practices, the financial results referred to in
Section 1(d) above with the SEC under Section 13(a) of the Securities Exchange Act of 1934, as amended. The undersigned understands that Summit is under no obligation to register the sale, transfer, or other disposition of any Restricted Securities by or on behalf of the undersigned or to take any other action necessary in order to make compliance with an exception from registration available, other than as set forth herein and in the Merger Agreement.

     3. The undersigned understands that the provisions of Rule 145 restrict the undersigned's public resales of Restricted Securities until such time as the undersigned has "beneficially owned" (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for a period of at least one year (or in some cases two years) and thereafter if and for so long as the undersigned is an affiliate of Summit. The undersigned may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(2) if the undersigned has beneficially owned the Restricted Securities for at least one year and is not an affiliate of Summit and Summit meets the public information requirements of Rule 144(c). The undersigned may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if the undersigned has beneficially owned the Restricted Securities for at least two years and is not, and has not been for at least three months, an affiliate of Summit. Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) become available, public resales of Restricted Securities may only be made by the undersigned in compliance with the requirements of Rule 145(d)(1).

     Rule 145(d)(1) permits public resales of Restricted Securities only (A) while Summit meets the public information requirements of Rule 144(c), and (B) in "broker's transactions" in accordance with Rules 144(c), (f) and (g) where the aggregate number of Restricted Securities sold at any time together with all sales of restricted Summit Common Stock sold for the undersigned's account during the preceding three-month period does not exceed the greater of (i) one percent of the Summit Common Stock outstanding or (ii) the average weekly trading volume in Summit Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar week period preceding any such sale (the "Volume Limitations"). Summit acknowledges that the provisions of
Section 1(c) of this Affiliate Agreement will be satisfied, as to any sale by the undersigned of Restricted Securities pursuant to Rule 145(d) under the Securities Act, by a broker's letter with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that if counsel for Summit reasonably believes that the provisions of Rule 145(d) have not been complied with, or if requested by Summit in connection with a proposed disposition other than pursuant to a registered offering, the undersigned shall furnish to Summit a copy of a "no action" letter or other communication from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Summit and its counsel, to the effect that all of the applicable requirements of Rule 145(d) under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

     4. The undersigned also understands restrictive legends referencing the restrictions described in Section 3 hereof shall be printed on the share certificates with respect to the Summit Common Stock received by the undersigned in the Merger.

     5. This Affiliate Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Summit, its subsidiaries and their respective successors and assigns and the undersigned and his, her or its respective successors, assigns, heirs, executors, administrators and legal representatives.

     6. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Summit  to:

               Summit Design, Inc.
               9305 S.W. Gemini Drive
               Beaverton, OR 97008
               Attention:  Chief Executive Officer
               Fax:  503-646-9320

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Steven V. Bernard, Esq.
               Fax:  (650) 493-6811

          (b)  if to the undersigned, to:

               __________________________________
               __________________________________
               __________________________________
               Attention:________________________
               Fax:______________________________

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally, or sent by facsimile and confirmed in writing or (ii) two (2) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

     7. This Affiliate Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees, devisees, successors and assigns of the undersigned and any pledgee holding Restricted Securities as collateral.

     8. The undersigned has carefully read this Affiliate Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Restricted Securities and other Summit securities owned by the undersigned, to the extent the undersigned felt necessary, with the undersigned's counsel or with counsel for OrCad.

     Very truly yours,



     By:

     Name:

     Title:
     (if applicable)


Agreed to and accepted:

SUMMIT DESIGN, INC.


By:

Name:

Title:

                                 APPENDIX A

                            RESTRICTED SECURITIES


TYPE OF SECURITIES                          NUMBER OF SHARES
------------------                          ----------------

EXHIBIT D


                       SUMMIT DESIGN AFFILIATE AGREEMENT


                             September ____, 1998


Summit Design, Inc.
9305 S.W. Gemini Drive
Beaverton, OR 97008

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of September ____, 1998, by and among Summit Design, Inc., a Delaware corporation ("Summit"), Hood Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Summit ("Merger Sub"), and OrCad, Inc., a Delaware corporation ("OrCad"), which provides for the merger (the "Merger") of Merger Sub with and into OrCad. Pursuant to the Merger, shares of the Common Stock of OrCad ("OrCad Common Stock") will be converted into shares of Common Stock of Summit ("Summit Common Stock") on the basis described in the Merger Agreement.

     The undersigned has been informed that the Merger is intended to be a "pooling of interests" for financial accounting purposes and that, accordingly, the Summit Common Stock that the undersigned owns may be disposed of only in conformity with the other limitations described herein.

     The undersigned understands that the Merger will not be accounted for as a pooling of interests unless, among other things, affiliates of Summit comply with the requirements of Section 1(c) below. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by the accountants and counsel for Summit and for OrCad in rendering opinions regarding accounting and other legal consequences of the Merger.

     The capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

     1. In consideration of the benefits accruing to the undersigned as a result of the Merger, the undersigned represents, warrants and agrees as follows:

          (a) The undersigned has full power to execute this Affiliate Agreement and to make the representations, warranties and agreements herein and to perform the undersigned's obligations hereunder.

          (b) Appendix A attached hereto sets forth all the Summit Common Stock owned by the undersigned, including all other equity securities of Summit, or rights to acquire any of equity securities of Summit, as to which the undersigned has sole or shared voting or investment power.

          (c) Notwithstanding any provision of this Affiliate Agreement to the contrary, in accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Summit's public announcement of financial results covering at least 30 days of combined operations of Summit and OrCad or (ii) the Merger Agreement is terminated in accordance with its terms, the undersigned will not sell, exchange, transfer, pledge, distribute or otherwise dispose of (collectively a "Transfer") or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any shares of Summit Common Stock or any other equity securities of Summit that the undersigned may acquire, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities").

     2. Summit agrees to use its reasonable best efforts to publish as soon as reasonably practicable and file on a timely basis, consistent with its normal practices, the financial results referred to in Section 1(c) above with the SEC under Section 13(a) of the Securities Exchange Act of 1934, as amended.

     3. This Affiliate Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Summit, its subsidiaries and their respective successors and assigns and the undersigned and his, her or its respective successors, assigns, heirs, executors, administrators and legal representatives and any pledgee holding Restricted Securities as collateral.

     4. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Summit  to:

               Summit Design, Inc.
               9305 S.W. Gemini Drive
               Beaverton, OR 97008
               Attention:  Chief Executive Officer
               Fax:  503-646-9320

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Steven V. Bernard, Esq.
               Fax:  (650) 493-6811

          (b)  if to the undersigned, to:

               ----------------------------------

               ----------------------------------

               ----------------------------------

               Attention:
                          -----------------------
               Fax:
                    ----------------------------

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally, or sent by facsimile and confirmed in writing or (ii) two (2) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

     5. The undersigned has carefully read this Affiliate Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Restricted Securities to the extent the undersigned felt necessary, with the undersigned's counsel or with counsel for Summit.

Very truly yours,



By:

                            Name:

Title:
                                   (if applicable)


Agreed to and accepted:

SUMMIT DESIGN, INC.

By:

Name:

Title:

                             APPENDIX A

                        RESTRICTED SECURITIES


Type of Securities                          Number of Shares
------------------                          ----------------

                           Exhibit E to
               Agreement of Plan of Reorganization

At or before Closing, the following steps shall have taken place:

SUMMIT DESIGNATION. The Summit Board of Directors shall have designated Larry J. Gerhard and four other individuals to serve on the Summit Board of Directors after the close. These four individuals are anticipated to be, but not required to be, chosen from among the current members of the Summit Board of Directors. Any individual among the four who is not a member of the Summit Board of Directors prior to the date of the Agreement shall be designated only with the consent of the President of OrCAD and the President of Summit, which consent shall not be unreasonably withheld.

ORCAD DESIGNATION. The OrCAD Board of Directors shall have designated Michael F. Bosworth and four other individuals to serve on the Summit Board of Directors after the close. These four individuals are anticipated to be, but not required to be, chosen from among the current members of the OrCAD Board of Directors. Any individual among the four who is not a member of the OrCAD Board of Directors prior to the date of the Agreement shall be designated only with the consent of the President of Summit and the President of OrCAD, which consent shall not be unreasonably withheld.

RESIGNATIONS TENDERED. Each designee shall have signed and delivered to Summit, and Summit shall have provided copies to OrCAD, of that designee's resignation from the Board of Directors of Summit, effective immediately prior to the vote of the shareholders of Summit at the first annual meeting of Summit following the Effective Time. Further, if any member of the Board of Summit as of the date of the Agreement is not a Summit designee and has not already resigned from the Summit Board, Summit shall have received, and delivered copies to OrCAD of, the resignations from the Summit Board of Directors of each such member, to be effective on or before the Effective Time.

At Closing, the following steps shall have taken place:

SUMMIT NOMINATIONS: The President and Chief Executive Officer of Summit shall have nominated two outside members of the post-Closing Summit Board of Directors to serve on the Board Nominating Committee and two members of the post-Closing Summit Board of Directors to serve on the Merger Oversight Committee.

ORCAD NOMINATIONS: The President and Chief Executive Officer of OrCAD shall have nominated two outside members of the post-Closing Summit Board of Directors to serve on the Board Nominating Committee and two members of the post-Closing Summit Board of Directors to serve on the Merger Oversight Committee.

RESOLUTIONS ADOPTED: The Summit Board of Directors shall have adopted resolutions accomplishing in substance as follows, in form reasonably acceptable to OrCAD, each resolution to be effective at the Effective Time and none having been altered or amended as of the Effective Time:

- Amending the bylaws of Summit to allow the Board of Directors of Summit to establish by resolution the size of the Board within a range that includes both seven and ten.

- Setting the size of the Board of Directors of Summit at ten members, exercising the power established by the change in the bylaws.

- Filling the vacancies thus created by appointing the board member designees of each party.

Within ten days after the Closing, the following steps shall occur:

COMMITTEE DESIGNATION. A telephonic meeting of the Summit Board of Directors shall be held to approve the nominees previously designated by the President and Chief Executive Officer of Summit and the President and Chief Executive Officer of OrCAD for the Board Nominating Committee and the Merger Oversight Committee.